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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-222659

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell these securities, nor does it solicit offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MARCH 13, 2019.

Prospectus Supplement
(to Prospectus dated January 23, 2018)

US$400,000,000

GDS Holdings Limited

          We are offering American depositary shares, or ADSs, in this offering, each ADS representing eight of our Class A ordinary shares, par value US$0.00005 per share with an aggregate total public offering price of US$400,000,000. Based on an assumed public offering price of US$35.45 per ADS, the closing price of our ADSs on the Nasdaq Global Market on March 12, 2019, we would expect to issue and sell 11,283,497 ADSs. We will receive all of the net proceeds from this offering.

          Our ADSs are listed on the Nasdaq Global Market under the symbol "GDS."

          Our outstanding share capital consists of Class A ordinary shares and Class B ordinary shares. The rights of the holders of our Class A ordinary shares and our Class B ordinary shares are virtually identical other than with respect to voting, conversion and director nomination rights. Each of our Class A and Class B ordinary shares is entitled to one vote per share except that each Class B ordinary share is entitled to 20 votes with respect to (i) the election of a simple majority of our directors and (ii) any change to our articles of association that would adversely affect the rights of the holders of Class B ordinary shares at general meetings of our shareholders. Each Class B ordinary share is convertible at any time into one Class A ordinary share. For so long as there are Class B ordinary shares outstanding, the holders of Class B ordinary shares will also have the right to nominate one less than a simple majority, or five, of the directors to our board of directors, which directors shall be subject to the voting arrangements described above. See "Description of Share Capital" in the accompanying prospectus.

          Investing in the ADSs involves a high degree of risk. See the "Risk Factors" beginning on page S-19 of this prospectus supplement.

          Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

PRICE US$            PER ADS

	Per ADS	Total

Public offering price	US$	US$

Underwriting discounts and commissions(1)	US$	US$

Proceeds to us (before expenses)	US$	US$

(1)
We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See "Underwriting."

          We have granted the underwriters the option, exercisable in whole or from time to time in part, to purchase additional ADSs, representing an aggregate total public offering price of approximately US$60 million from us at the public offering price, less underwriting discounts and commissions, within 30 days of the date of this prospectus supplement.

          STT GDC, one of our major shareholders which is affiliated with, and has the right to appoint, certain of our directors, has indicated an interest in purchasing up to approximately US$213.5 million of ADSs in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, less or no ADSs to STT GDC, and STT GDC could determine to purchase more, less or no ADSs in this offering. The underwriters will receive the same underwriting discounts and commissions on any ADSs purchased by STT GDC as they will on any other ADSs sold to the public in this offering.

          An affiliate of China Ping An Insurance Overseas (Holdings) Limited, or Ping An Overseas Holdings, has agreed to make a US$150 million equity strategic investment in us in the form of convertible preferred shares, in reliance upon the exemption from registration provided by Regulation S under the U.S. Securities Act of 1933, as amended, or the Securities Act (the "Concurrent Private Convertible Preferred Offering"). The convertible preferred shares will initially accrue a 5% per annum dividend and have a conversion rate corresponding to a conversion price of US$35.60 per ADS, representing a premium of 13.3% to the volume weighted average price of our ADSs for the 30 trading days immediately preceding the date of signing the definitive agreement, subject to customary anti-dilution adjustments. We will have the right to trigger a mandatory conversion, beginning on March 15, 2022, subject to certain conditions, including our Class A ordinary shares achieving a specified price threshold of 150% of the conversion price. J.P. Morgan Securities LLC will serve as placement agent for the Concurrent Private Convertible Preferred Offering. The consummation of the Concurrent Private Convertible Preferred Offering is contingent on the satisfaction of certain customary conditions, but is not contingent on the consummation of this offering. The consummation of this offering is not contingent on the consummation of the Concurrent Private Convertible Preferred Offering.

          The underwriters expect to deliver the ADSs against payment in New York, New York on or about                , 2019.

Joint Book-Running Managers

J. P. Morgan	Morgan Stanley	RBC Capital Markets

Co-managers

Cowen	Credit Agricole CIB	Raymond James	Suntrust Robinson Humphrey

Prospectus Supplement dated                , 2019.

PROSPECTUS SUPPLEMENT

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any other offering materials we file with the United States Securities and Exchange Commission, or the SEC. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on such different or inconsistent information. Neither we nor the underwriters are making an offer of the ADSs in any jurisdiction where such offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any other offering material is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriter to subscribe for and purchase, any of the ADSs and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated January 23, 2018 included in the registration statement on Form F-3 (No. 333-222659), which provides more general information.

        To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

        In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires:

  •
  "ADSs" are to our American depositary shares, each of which represents eight Class A ordinary shares, and "ADRs" are to the American depositary receipts that evidence our ADSs;

  •
  "area committed" are to the net floor area of data centers in service for which agreements from customers remain in effect;

  •
  "area held for future development" are to the estimated data center net floor area that we expect to be able to develop on land, at buildings and pursuant to development or lease agreements which we have secured, but which are not under construction;

  •
  "area in service" are to the net floor area of data centers in service for which one or more modules have been equipped and fitted out ready for utilization by customers;

  •
  "area pre-committed" are to the net floor area of data centers under construction for which agreements from customers remain in effect;

  •
  "area utilized" are to the net floor area of data centers in service that is also revenue generating pursuant to customer agreements in effect;

  •
  "area under construction" are to the net floor area of data centers which are under construction and are not yet ready for service;

  •
  "China" and the "PRC" are to the People's Republic of China, excluding, for the purposes of this prospectus supplement only, Taiwan, the Hong Kong Special Administrative Region and the Macao Special Administrative Region;

  •
  "commitment rate" are to the ratio of area committed to area in service;

  •
  "ordinary shares" refers to, collectively, our Class A ordinary shares and Class B ordinary shares, par value US$0.00005 per share;

  •
  "pre-commitment rate" are to the ratio of area pre-committed to area under construction;

  •
  "RMB" or "Renminbi" are to the legal currency of China;

  •
  "self-developed data centers" are to data centers that we have either purpose-built, acquired while under construction and completed, or converted from existing buildings to fit our standards;

  •
  "sqm" are to square meters;

  •
  "third-party data centers" are to data center net floor area that we lease on a wholesale basis from other data center providers and use to provide data center services to our customers;

  •
  "total area committed" are to the sum of area committed and area pre-committed;

  •
  "US$," "U.S. dollars," or "dollars" are to the legal currency of the United States;

  •
  "utilization rate" are to the ratio of area utilized to area in service; and

  •
  "we," "us," "our company" and "our" are to GDS Holdings Limited and its subsidiaries and consolidated affiliated entities, as the context requires.

        Unless specifically indicated otherwise or unless the context otherwise requires, all references to our ordinary shares exclude Class A ordinary shares issuable upon the exercise of outstanding options with respect to our ordinary shares under our share incentive plans.

        We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us and our industry. The forward-looking statements are contained principally in the sections entitled "Prospectus Supplement Summary", "Risk Factors", "Use of Proceeds", "Operating and Financial Review and Prospects" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included herein or included in our Annual Report on Form 20-F for the year ended December 31, 2018 incorporated by reference in this prospectus supplement and the accompanying prospectus. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. The forward-looking statements included in this prospectus supplement relate to, among others:

  •
  our goals and strategies;

  •
  our expansion plans;

  •
  our future business development, financial condition and results of operations;

  •
  the expected growth of the data center and cloud services market;

  •
  our expectations regarding demand for, and market acceptance of, our services;

  •
  our expectations regarding keeping and strengthening our relationships with customers; and

  •
  general economic and business conditions in the regions where we operate.

        In addition, any projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors" and elsewhere in this prospectus supplement. You should not place undue reliance on these forward-looking statements.

        The forward-looking statements made in this prospectus supplement relate only to events or information as of the date on which the statements are made in this prospectus supplement. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement and the documents that we have referred to in this prospectus supplement and have filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

 PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere in or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in the ADSs. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the section titled "Risk Factors" and our financial statements and the notes to those financial statements, which are incorporated by reference, and the other financial information appearing elsewhere in or incorporated by reference in this prospectus supplement.

Overview

        We are a leading developer and operator of high-performance data centers in China. Our facilities are strategically located in China's primary economic hubs where demand for high-performance data center services is concentrated. Our data centers have large net floor area, high power capacity, density and efficiency, and multiple redundancy across all critical systems. We are carrier and cloud-neutral, which enables our customers to connect to all major PRC telecommunications carriers, and to access a number of the largest PRC cloud service providers, whom we host in our facilities. We offer colocation and managed services, including direct private connection to major public cloud platforms. We have a 18-year track record of service delivery, successfully fulfilling the requirements of some of the largest and most demanding customers for outsourced data center services in China. Our base of approximately 590 customers consists predominantly of cloud service providers, large Internet companies, financial institutions, telecommunications and IT service providers, and large domestic private sector and multinational corporations. As of December 31, 2018, we had an aggregate net floor area of 160,356 sqm in service, 94.9% of which was committed, and an aggregate net floor area of 65,201 sqm under construction, 48.4% of which was pre-committed.

        We believe the market for high-performance data center services in China is experiencing strong growth. Demand is driven by the confluence of several secular economic and industry trends, including: rapid growth of the Internet, e-commerce, e-payments and big data; rising adoption of cloud computing and server virtualization, which requires data centers with higher power capacity, density and efficiency; increasing criticality of information technology and data in the enterprise environment which requires data centers with higher reliability; and growing reliance by enterprises on outsourcing as a solution to the increasing complexity and cost of managing mission-critical IT infrastructure. We believe that, as a result of this strong demand and the challenges of sourcing, developing and operating new facilities that meet the required standard, there is a relative scarcity of high-performance data center capacity in China.

        Our portfolio of data centers and secured expansion capacity are strategically located to address this growing demand. We operate our data centers to service our customers predominantly in Shanghai, Beijing, Shenzhen, Guangzhou and Chengdu, the primary financial, commercial, industrial and communications hubs in each region of China. We have established and are developing our presence in Hong Kong which we believe is another important market for our customers. Our data centers are located in close proximity to the corporate headquarters and key operation centers of many large enterprises, providing convenient access for our customers. Furthermore, the extensive multi-carrier telecommunications networks in these markets enable our customers to enhance the performance and lower the cost of connectivity to our facilities. In addition to our presence in core markets, in 2018 we developed and now operate a data center campus in Hebei province, China, for one of our largest customers. Our management is considering potential strategic acquisitions of land use rights and developments of data center campuses in order to meet the demands of our customers.

        Our data centers are large-scale, highly reliable and highly efficient facilities that provide a flexible, modular and secure operating environment in which our customers can house, power and cool the computer systems and networking equipment that support their mission-critical IT infrastructure. We install large power capacity and optimize power usage efficiency, which enables our customers to deploy their IT infrastructure more efficiently and reduce their operating and capital costs. As a result of our advanced data center design, high technical specifications and robust operating procedures, we are able to make service level commitments related to service availability and other key metrics that meet our customers' required standards.

        We currently serve approximately 590 customers, including cloud service providers and large Internet companies, a diverse community of financial institutions, telecommunications and IT service providers and large domestic private sector and multinational corporations, many of which are leaders in their respective industries. We host a number of the largest cloud service providers operating in China, including Aliyun, the cloud computing unit of Alibaba, which are present in several of our data centers. Contracts with our cloud service provider and large Internet customers generally have terms of three to ten years, while contracts with our financial institution and enterprise customers typically have terms of one to five years.

        As of December 31, 2018, we operated twenty-six self-developed data centers with an aggregate net floor area of 150,517 sqm in service. We also operated capacity at approximately eighteen third-party data centers with an aggregate net floor area of 9,839 sqm in service, which we lease on a wholesale basis and use to provide colocation and managed services to our customers. As of the same date, we had a further nine new self-developed data centers, and multiple phases of two existing data centers, which collectively have an aggregate net floor area of 65,201 sqm, under construction. In addition, we had an estimated aggregate developable net floor area of approximately 79,000 sqm held for future development and had entered into a memorandum of understanding for leasing of three data center shell buildings that we expect to provide us with additional net floor area of approximately 30,000 sqm. Our net revenue and results of operations are largely determined by the degree to which data center space is committed or pre-committed as well as its utilization. We had commitment rates of 89.0%, 91.8% and 94.9% as of December 31, 2016, 2017 and 2018, respectively. We had utilization rates of 60.8%, 60.9% and 67.6% as of December 31, 2016, 2017 and 2018, respectively. The difference between commitment rate and utilization rate is primarily attributable to customers who have entered into agreements but have not yet started to use revenue generating services.

        We have experienced significant growth in recent years. Our net revenue grew from RMB1,056.0 million in 2016 to RMB1,616.2 million in 2017, representing an increase of 53.1%, and increased to RMB2,792.1 million (US$406.1 million) in 2018, representing an increase of 72.8%. Our net loss increased from RMB276.4 million in 2016 to RMB326.9 million in 2017, and increased to RMB430.3 million (US$62.6 million) in 2018. Our adjusted EBITDA increased from RMB270.5 million in 2016 to RMB512.3 million in 2017, and further increased to RMB1,046.5 million (US$152.2 million) in 2018. As of December 31, 2017 and 2018, our accumulated deficit was RMB1,185.6 million and RMB1,615.1 million (US$234.9 million), respectively.

Our Strengths

        We believe that the following strengths contribute to our success and differentiate us from our competitors:

  •
  large-scale, high-performance data centers strategically located in China's key markets;

  •
  first-mover with a proven track record and reputation for operational excellence;

  •
  well-established and rapidly expanding relationships with large and fast growing customers;
  •
  large secured expansion capacity and proven ability to source and develop additional data centers;

  •
  unique value proposition in managed cloud services that complements our core colocation services; and

  •
  visionary and experienced management team supported by sophisticated strategic investors.

Our Strategies

        We aim to be the hub for cloud computing in China and to capitalize on the attractive growth opportunities in China's data center services market. We intend to achieve our goal through the following strategies:

  •
  expand our unique portfolio of strategically located high-performance data centers;

  •
  pursue balanced sourcing strategy to maintain continuous competitive supply;

  •
  capitalize on rising adoption of cloud computing and the digital economy in China;

  •
  increase market share by attracting new customers and leveraging existing relationships with cloud customers and enterprise customers to build sticky, interconnected ecosystems within our data centers; and

  •
  continue to focus relentlessly on operational excellence and capital efficiency.

Our Challenges

        Our business and successful execution of our strategies are subject to certain challenges, risks and uncertainties including:

  •
  a potential slowdown in the demand for data center resources or managed services;

  •
  our ability to manage the growth of our operations and successfully implement our expansion plan;

  •
  having a long selling and implementation cycle for our services that requires us to make significant capital expenditures and resource commitments prior to recognizing revenue for those services;

  •
  our ability to expand our service offerings;

  •
  we have a long selling cycle for our services, which typically requires significant investment of capital, human resources and time by both our customers and us;

  •
  the data center business is capital-intensive, and we expect our capacity to generate capital in the short term will be insufficient to meet our anticipated capital requirements;

  •
  our substantial level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations under our indebtedness;

  •
  the possibility that we will continue to incur net losses;

  •
  the potential for a significant or prolonged failure in the data center facilities we operate or services we provide;

  •
  our ability to attract new customers and retain existing customers; and

  •
  our ability to compete effectively.

        In addition, we face risks and uncertainties related to our corporate structure and regulatory environment in China, including:

  •
  regulations on foreign investment restriction and value added telecommunications services, according to which we may have been non-compliant in the past;

  •
  risks associated with our control over our consolidated variable interest entities, or VIEs, in China, which is based on contractual arrangements rather than equity ownership; and

  •
  changes in the political and economic policies of the PRC government.

        We also face other risks and uncertainties that may materially affect our business, financial conditions, results of operations and prospects. You should consider the risks discussed in "Risk Factors" and included, or incorporated by reference, elsewhere in this prospectus supplement before investing in our ADSs.

Quarterly Key Performance Indicators

        Our net revenue and results of operations are largely determined by the amount of data center area in service, the degree to which data center space is committed or pre-committed as well as its utilization. The following table sets forth our key performance indicators on a quarterly basis in 2017 and 2018, starting from the three months ended March 31, 2017 and ending with the three months ended December 31, 2018.

(Sqm, %)	As of March 31, 2017		As of June 30, 2017		As of September 30, 2017		As of December 31, 2017		As of March 31, 2018		As of June 30, 2018		As of September 30, 2018		As of December 31, 2018
Area in service	61,092		71,577		77,832		101,258		103,475		127,984		147,342		160,356
Area under construction	35,055		38,028		37,478		24,505		40,357		41,023		43,718		65,201
Area committed	55,010	(1)	65,994	(1)	69,880	(1)	92,961	(1)	97,068	(1)	122,306	(1)	141,931	(1)	152,163	(1)
Area pre-committed	13,303	(1)	10,547	(1)	12,970	(1)	9,567	(1)	25,751	(1)	20,759	(1)	19,868	(1)	31,580	(1)
Total area committed	68,313	(1)	76,541	(1)	82,850	(1)	102,528	(1)	122,819	(1)	143,065	(1)	161,799	(1)	183,743	(1)
Commitment rate	90.0%		92.2%		89.8%		91.8%		93.8%		95.6%		96.3%		94.9%
Pre-commitment rate	37.9%		27.7%		34.6%		39.0%		63.8%		50.6%		45.4%		48.4%
Area utilized	37,898		42,470		50,579		61,713		66,905		86,665		100,679		108,326
Utilization rate	62.0%		59.3%		65.0%		60.9%		64.7%		67.7%		68.3%		67.6%

(1)
Includes data center area for which we have entered into non-binding agreements or letters of intent with, or have received other confirmations from, certain customers.

Recent Developments

        On March 13, 2019, an affiliate of Ping An Overseas Holdings agreed to make a US$150 million equity strategic investment in us in the form of convertible preferred shares, in reliance upon the exemption from registration provided by Regulation S under the Securities Act. During the first eight years from their issuance date, the convertible preferred shares accrue a minimum 5.0% per annum dividend, payable quarterly in arrears, in cash or in kind in the form of additional convertible preferred shares, at our option. As of the eighth anniversary of the issuance date, the convertible preferred shares accrue a 7.0% per annum minimum dividend, payable quarterly in arrears, in cash only, which dividend rate will further increase by 50 basis points per quarter thereafter for so long as any convertible preferred shares remain outstanding. The preferred shares are convertible into our Class A ordinary shares at the option of their holder at a conversion rate corresponding to a conversion price of US$35.60 per ADS, representing a premium of 13.3% to the volume weighted average price of our ADSs for the 30 trading days immediately preceding the date of signing the definitive agreement, subject to customary anti-dilution adjustments. We will have the right to trigger a mandatory conversion at our election, beginning on March 15, 2022, provided certain conditions are met, including our Class A ordinary shares achieving a specified price threshold of 150% of the conversion price for a specified period. In addition, for so long as it maintains its shareholding at or above a specified percentage threshold, Ping An Overseas Holdings will have the right to designate one non-voting observer to attend any meetings of our board of directors. See "Share Ownership of Directors, Officers and Principal Shareholders" for more information.

        We intend to use the net proceeds from the Concurrent Private Convertible Preferred Offering for the development and acquisition of additional data centers and for general corporate purposes. J.P. Morgan Securities LLC will serve as placement agent for the Concurrent Private Convertible Preferred Offering. The consummation of the Concurrent Private Convertible Preferred Offering is contingent on the satisfaction of certain customary conditions, but is not contingent on the consummation of this offering. The consummation of this offering is not contingent on the consummation of the Concurrent Private Convertible Preferred Offering.

Corporate Information

        Our principal executive offices are located at 2/F Tower 2, Youyou Century Place, 428 South Yanggao Road, Pudong, Shanghai 200127, People's Republic of China. Our telephone number at this address is +86-21-2033-0303. Our registered office in the Cayman Islands is located at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our telephone number at this address is +1 (345) 949 1040. We also have six regional offices in Suzhou, Beijing, Chengdu, Shenzhen, Guangzhou and Hong Kong.

        Investors should submit any inquiries to the address and telephone number of our principal executive offices set forth above.

        Our main website is www.gds-services.com, and the information contained on this website is not a part of this prospectus supplement. Our agent for service of process in the United States is Law Debenture Corporate Services Inc. located at 801 2nd Avenue, Suite 403, New York, NY 10017.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with generally accepted accounting principles in the United States, and all notices of shareholders' meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

 THE OFFERING

Offering price	US$ per ADS.
ADSs offered by us

US$400.0 million of ADSs (or US$460.0 million ADSs if the underwriters' option to purchase additional ADSs is exercised in full). Based on an assumed public offering price of US$35.45 per ADS, the closing price of our ADSs on the Nasdaq Global Market on March 12, 2019, we would expect to issue and sell 11,283,497 ADSs (or 12,976,021 ADSs if the underwriters' option to purchase additional ADSs is exercised in full). We will receive all of the net proceeds from this offering.

ADSs outstanding immediately after this offering

70,860,755 ADSs (or 72,553,279 ADSs if the underwriters' option to purchase additional ADSs is exercised in full) based on an assumed public offering price of US$35.45 per ADS, the closing price of our ADSs on the Nasdaq Global Market on March 12, 2019.

The ADSs	Each ADS represents eight of our Class A ordinary shares. See "Description of American Depositary Shares" in the accompanying prospectus.
Depositary for the ADSs	JPMorgan Chase Bank, N.A.
Ordinary shares outstanding immediately after this offering

1,029,747,280 Class A ordinary shares (or 1,043,287,472 Class A ordinary shares if the underwriters' option to purchase additional ADSs is exercised in full) based on an assumed public offering price of US$35.45 per ADS, the closing price of our ADSs on the Nasdaq Global Market on March 12, 2019 and 67,590,336 Class B ordinary shares, excluding ordinary shares issuable upon the exercise of options outstanding under our share incentive plans as of the date of this prospectus supplement.

Use of proceeds

We estimate that the net proceeds we will receive from this offering will be approximately US$385.5 million (or US$443.5 million if the underwriters exercise their option to purchase additional ADSs in full), based on an assumed offering price of US$35.45 per ADS, which was the last reported closing price of our ADSs on March 12, 2019, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We expect approximately US$345.5 million of the net proceeds from this offering will be used in connection with the development and acquisition of new data centers, with the remaining amounts to be used for general corporate purposes.

See "Use of Proceeds" and "Share Ownership of Directors, Officers and Principal Shareholders" for more information.

Lock-up

We, our directors, executive officers and certain of our other significant shareholders, namely STT GDC Pte Ltd and EDC Group Limited, have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any ADSs, Class A ordinary shares or securities convertible into or exercisable or exchangeable for our ADSs or Class A ordinary shares for a period of 90 days following the date of this prospectus supplement. See "Shares Eligible for Future Sale" and "Underwriting" for more information.

Potential participation by existing shareholder

STT GDC Pte Ltd, or STT GDC, one of our major shareholders which is affiliated with, and has the right to appoint, certain of our directors, has indicated an interest in purchasing up to approximately US$213.5 million of ADSs in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, less or no ADSs to STT GDC, and STT GDC could determine to purchase more, less or no ADSs in this offering. The underwriters will receive the same underwriting discounts and commissions on any ADSs purchased by STT GDC as they will on any other ADSs sold to the public in this offering.

Amendment to Investor Rights Agreement

Upon the closing of the Concurrent Private Convertible Preferred Offering, we will enter into an amendment of our investor rights agreement with STT GDC to extend their preemptive rights with respect to future private issuances of equity or equity-linked securities we conduct anytime in the eighteen months from the date of the Concurrent Convertible Preferred Offering, whereby STT GDC will have the right to subscribe for pro rata portions of any such future offerings based on their current shareholdings.

Concurrent Private Convertible Preferred Offering

An affiliate of Ping An Overseas Holdings has agreed to make a US$150 million equity strategic investment in us in the form of convertible preferred shares, in reliance upon the exemption from registration provided by Regulation S under the Securities Act. The convertible preferred shares will initially accrue a 5% per annum dividend and have a conversion rate corresponding to a conversion price of US$35.60 per ADS, representing a premium of 13.3% to the volume weighted average price of our ADSs for the 30 trading days immediately preceding the date of signing the definitive agreement, subject to customary anti-dilution adjustments. We will have the right to trigger a mandatory conversion, beginning on March 15, 2022, subject to certain conditions, including our Class A ordinary shares achieving a specified price threshold of 150% of the conversion price. See "Share Ownership of Directors, Officers and Principal Shareholders" for more information.

The consummation of the Concurrent Private Convertible Preferred Offering is contingent on the satisfaction of certain customary conditions, but is not contingent on the consummation of this offering. The consummation of this offering is not contingent on the consummation of the Concurrent Private Convertible Preferred Offering.

Risk factors

See "Risk Factors" and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference for a discussion of factors you should carefully consider before deciding to invest in the ADSs.

Nasdaq Global Market symbol	GDS
Payment and settlement	The underwriters expect to deliver the ADSs against payment therefor through the facilities of the Depository Trust Company on or about March , 2019.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

        You should read the following information in conjunction with our annual report on Form 20-F for the fiscal year ended December 31, 2018, including the audited consolidated financial statements included therein, and the other financial information included elsewhere in or incorporated by reference in this prospectus supplement.

        The following summary consolidated financial information has been derived from our consolidated financial statements included elsewhere in or incorporated by reference in this prospectus supplement. The summary consolidated statements of operations data for the years ended December 31, 2016, 2017 and 2018 and the summary consolidated balance sheet data as of December 31, 2017 and 2018 have been derived from our audited consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus from our annual report on Form 20-F for the fiscal year ended December 31, 2018. We derived the selected consolidated statement of operations data for the year ended December 31, 2014 and 2015, and the selected consolidated balance sheet data as of December 31, 2014, 2015 and 2016, as set forth below, from our audited consolidated financial statements that have not been included or incorporated by reference herein.

        Our historical results do not necessarily indicate our results expected for any future periods. Our consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

	Year Ended December 31,
	2014	2015	2016	2017	2018
	RMB	RMB	RMB	RMB	RMB	US$
	(in thousands, except for numbers of shares and per share data)
Consolidated Statement of Operations Data:
Net revenue	468,337	703,636	1,055,960	1,616,166	2,792,077	406,091
Cost of revenue	(388,171)	(514,997)	(790,286)	(1,207,694)	(2,169,636)	(315,560)
Gross profit	80,166	188,639	265,674	408,472	622,441	90,531
Operating expenses
Selling and marketing expenses	(40,556)	(57,588)	(71,578)	(90,118)	(110,570)	(16,082)
General and administrative expenses	(113,711)	(128,714)	(227,370)	(228,864)	(329,601)	(47,938)
Research and development expenses	(1,597)	(3,554)	(9,100)	(7,261)	(13,915)	(2,024)
(Loss) Income from operations	(75,698)	(1,217)	(42,374)	82,229	168,355	24,487
Other income (expenses)
Net interest expense	(124,973)	(125,546)	(263,164)	(406,403)	(636,973)	(92,644)
Foreign currency exchange (loss) gain, net	(875)	11,107	18,310	(12,299)	20,306	2,953
Government grants	4,870	3,915	2,217	3,062	3,217	468
Gain on remeasurement of equity investment	62,506	—	—	—	—	—
Others, net	(412)	1,174	284	435	5,436	791
Loss before income taxes	(134,582)	(110,567)	(284,727)	(332,976)	(439,659)	(63,945)
Income tax benefits	4,583	11,983	8,315	6,076	9,391	1,366
Net loss	(129,999)	(98,584)	(276,412)	(326,900)	(430,268)	(62,579)
Extinguishment of redeemable preferred shares	(106,515)	—	—	—	—	—
Change in redemption value of redeemable preferred shares	(69,116)	(110,926)	205,670	—	—	—
Cumulative Dividends on preferred shares	(3,509)	(7,127)	(332,660)	—	—	—
Net loss attributable to ordinary shareholders	(309,139)	(216,637)	(403,402)	(326,900)	(430,268)	(62,579)
Net loss per ordinary share—basic and diluted	(1.91)	(0.99)	(1.35)	(0.42)	(0.43)	(0.06)
Weighted average number of ordinary shares outstanding—basic and diluted	162,070,745	217,987,922	299,093,937	784,566,371	990,255,959	990,255,959

	As of December 31,
	2014	2015	2016	2017	2018
	RMB	RMB	RMB	RMB	RMB	US$
	(in thousands, except for numbers of shares and per share data)
Consolidated Balance Sheet Data:
Cash	606,758	924,498	1,811,319	1,873,446	2,161,622	314,395
Accounts receivable, net	73,366	111,013	198,851	364,654	536,842	78,080
Total current assets	745,831	1,186,699	2,210,313	2,454,028	3,037,396	441,771
Property and equipment, net	1,694,944	2,512,687	4,322,891	8,165,601	13,994,945	2,035,480
Goodwill and intangible assets	1,350,524	1,341,599	1,433,656	1,919,221	2,234,462	324,989
Total assets	3,854,074	5,128,272	8,203,866	13,144,567	20,885,243	3,037,632
Total current liabilities	897,630	925,049	1,479,221	2,423,071	3,507,879	510,199
Total liabilities	1,706,600	3,073,463	5,217,392	8,669,055	15,363,318	2,234,502
Redeemable preferred shares	2,164,039	2,395,314	—	—	—	—
Total shareholders' (deficit) equity	(16,565)	(340,505)	2,986,474	4,475,512	5,521,925	803,130

Key Financial Metrics

        We monitor the following key financial metrics to help us evaluate growth trends, establish budgets, measure the effectiveness of our business strategies and assess operational efficiencies:

	Year Ended December 31,
	2014	2015	2016	2017	2018
Other Consolidated Financial Data:
Gross margin(1)	17.1%	26.8%	25.2%	25.3%	22.3%
Operating margin(2)	(16.2)%	(0.2)%	(4.0)%	5.1%	6.0%
Net margin(3)	(27.8)%	(14.0)%	(26.2)%	(20.2)%	(15.4)%

(1)
Gross profit as a percentage of net revenue.

(2)
Income (loss) from operations as a percentage of net revenue.

(3)
Net income (loss) as a percentage of net revenue.

Non-GAAP Measures

        In evaluating our business, we consider and use the following non-GAAP measures as supplemental measures to review and assess our operating performance:

	Year Ended December 31,
	2014	2015	2016	2017	2018
	RMB	RMB	RMB	RMB	RMB	US$
	(in thousands, except for numbers of shares and per share data)
Non-GAAP Consolidated Financial Data:
Adjusted EBITDA(1)	38,044	164,701	270,545	512,349	1,046,538	152,215
Adjusted EBITDA margin(2)	8.1%	23.4%	25.6%	31.7%	37.5%	37.5%
Adjusted net operating income (Adjusted NOI)(3)	154,114	320,475	475,100	764,726	1,322,585	192,363
Adjusted NOI margin(4)	32.9%	45.5%	45.0%	47.3%	47.4%	47.4%

(1)
Adjusted EBITDA is defined as net income or net loss excluding net interest expenses, incomes tax benefits, depreciation and amortization, accretion expenses for asset retirement costs, share-based compensation expenses and gain on remeasurement of equity investment.

(2)
Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of net revenue.

(3)
Adjusted net operating income (Adjusted NOI) is defined as net loss (computed in accordance with GAAP), excluding: net interest expenses, income tax benefits, depreciation and amortization, accretion expenses for asset retirement costs, share-based compensation expenses, gain on remeasurement of equity investment, selling and marketing expenses, general and administrative expenses, research and development expenses, foreign currency exchange loss (gain), government grants and others.

(4)
Adjusted NOI margin is defined as adjusted NOI as a percentage of net revenue.

        Our management and board of directors use adjusted EBITDA, adjusted EBITDA margin, adjusted NOI, and adjusted NOI margin, which are non-GAAP financial measures, to evaluate our operating performance, establish budgets and develop operational goals for managing our business. In particular, we believe that the exclusion of the income and expenses eliminated in calculating adjusted EBITDA and adjusted NOI can provide a useful measure of our core operating performance.

        We also present these non-GAAP measures because we believe these non-GAAP measures are frequently used by securities analysts, investors and other interested parties as measures of the financial performance of companies in our industry.

        These non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, cash flows or our liquidity, investors should not consider them in isolation, or as a substitute for net income (loss), cash flows provided by operating activities or other consolidated statements of operations and cash flow data prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures instead of their nearest GAAP equivalent. First, adjusted EBITDA, adjusted EBITDA margin, adjusted NOI, and adjusted NOI margin are not substitutes for gross profit, net income (loss), cash flows provided by operating activities or other consolidated statements of operation and cash flow data prepared in accordance with U.S. GAAP. Second, other companies may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as tools for comparison. Finally, these non-GAAP financial measures do not reflect the impact of net interest expenses, incomes tax benefits, depreciation and amortization, accretion expenses for asset retirement costs, and share-based compensation expenses, each of which have been and may continue to be incurred in our business.

        We mitigate these limitations by reconciling the non-GAAP financial measure to the most comparable U.S. GAAP performance measure, all of which should be considered when evaluating our performance.

        The following table reconciles our adjusted EBITDA in the years presented to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, which is net income or net loss:

	Year Ended December 31,
	2014	2015	2016	2017	2018
	RMB	RMB	RMB	RMB	RMB	US$
	(in thousands, except for numbers of shares and per share data)
Net loss	(129,999)	(98,584)	(276,412)	(326,900)	(430,268)	(62,579)
Net interest expenses	124,973	125,546	263,164	406,403	636,973	92,644
Income tax benefits	(4,583)	(11,983)	(8,315)	(6,076)	(9,391)	(1,366)
Depreciation and amortization	82,753	145,406	227,355	378,130	741,507	107,848
Accretion expenses for asset retirement costs	73	255	588	949	1,840	268
Share-based compensation expenses	27,333	4,061	64,165	59,843	105,877	15,400
Gain on remeasurement of equity investment	(62,506)	—	—	—	—	—
Adjusted EBITDA	38,044	164,701	270,545	512,349	1,046,538	152,215

        The following table reconciles our adjusted NOI in the years presented to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, which is net income or net loss:

	Year Ended December 31,
	2014	2015	2016	2017	2018
	RMB	RMB	RMB	RMB	RMB	US$
	(in thousands, except for numbers of shares and per share data)
Net loss	(129,999)	(98,584)	(276,412)	(326,900)	(430,268)	(62,579)
Net interest expenses	124,973	125,546	263,164	406,403	636,973	92,644
Income tax benefits	(4,583)	(11,983)	(8,315)	(6,076)	(9,391)	(1,366)
Depreciation and amortization	82,753	145,406	227,355	378,130	741,507	107,848
Accretion expenses for asset retirement costs	73	255	588	949	1,840	268
Share-based compensation expenses	27,333	4,061	64,165	59,843	105,877	15,400
Gain on remeasurement of equity investment	(62,506)	—	—	—	—	—
Selling and marketing expenses(1)	38,599	57,263	64,988	71,728	85,357	12,415
General and administrative expenses(1)	79,457	111,403	152,054	165,785	207,255	30,142
Research and development expenses(1)	1,597	3,304	8,324	6,062	12,394	1,803
Foreign currency exchange loss (gain), net	875	(11,107)	(18,310)	12,299	(20,306)	(2,953)
Government grants	(4,870)	(3,915)	(2,217)	(3,062)	(3,217)	(468)
Others, net	412	(1,174)	(284)	(435)	(5,436)	(791)
Adjusted NOI	154,114	320,475	475,100	764,726	1,322,585	192,363

(1)
Selling and marketing expenses, general and administrative expenses and research and development expenses exclude depreciation and amortization and share-based compensation expenses.

Currency Translation and Exchange Rates

        This prospectus supplement contains translations of Renminbi amounts into U.S. dollars at specific rates solely for the convenience of the reader. Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus supplement were made at the rate of RMB6.8755 to US$1.00, the noon buying rate in effect on December 31, 2018 in the H.10 statistical release of the Federal Reserve Board. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus supplement could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. The Chinese government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign trade. On March 8, 2019, the noon buying rate for Renminbi was RMB6.7201 to US$1.00.

        The following table sets forth information concerning exchange rates between the Renminbi and the U.S. dollar for the periods indicated. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in this prospectus supplement or will use in the preparation of our periodic reports or any other information to be provided to you. For all dates and periods, the exchange rate refers to the exchange rate as set forth in the H.10 statistical release of the Federal Reserve Board.

	Noon Buying Rate
	Period End	Average(1)	Low	High
	(RMB per US$1.00)
2013	6.0537	6.1412	6.2438	6.0537
2014	6.2046	6.1704	6.2591	6.0402
2015	6.4778	6.2869	6.4896	6.1870
2016	6.9430	6.6549	6.9580	6.4480
2017	6.5063	6.7350	6.9575	6.4773
2018	6.8755	6.6292	6.9737	6.2649
September	6.8680	6.8551	6.8880	6.8270
October	6.9737	6.9191	6.9737	6.8680
November	6.9558	6.9367	6.9558	6.8894
December	6.8755	6.8837	6.9077	6.8343
2019
January	6.6958	6.7863	6.8708	6.6958
February	6.6912	6.7367	6.7907	6.6822
March (through March 8)	6.7201	6.7098	6.7201	6.7045

Source: Federal Reserve Statistical Release

  Note:

(1)
Annual averages are calculated using the average of the rates on the last business day of each month during the relevant year. Monthly averages are calculated using the average of the daily rates during the relevant month.

RISK FACTORS

        Any investment in the ADSs involves a high degree of risk. You should carefully consider the risk factors set forth below together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, before deciding whether to purchase the ADSs. In addition, you should carefully consider the matters discussed under "Risk Factors" in our annual report on Form 20-F which is incorporated by reference in this prospectus supplement. Any of the following risks and the risks described in the annual report, and additional risks and uncertainties not currently known to us or those we currently view to be immaterial, may also materially and adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

 Risks Related to Our ADSs and This Offering

The trading price of our ADSs may be volatile, which could result in substantial losses to you.

        The trading prices of our ADSs have been, and are likely to continue to be, volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of other listed companies based in China. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Chinese companies' securities after their offerings, including Internet and e-commerce companies, may affect the attitudes of investors toward Chinese companies listed in the United States, which consequently may impact the trading performance of our ADSs, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States, China and other jurisdictions in late 2008, early 2009, the second half of 2011 and in 2015, which may have a material and adverse effect on the trading price of our ADSs.

        In addition to the above factors, the price and trading volume of our ADSs may be highly volatile due to multiple factors, including the following:

  •
  regulatory developments affecting us or our industry, customers or suppliers;

  •
  announcements of studies and reports relating to the quality of our service offerings or those of our competitors;

  •
  changes in the economic performance or market valuations of other data center services companies;

  •
  actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

  •
  changes in financial estimates by securities research analysts;

  •
  conditions in the market for data center services;

  •
  announcements by us or our competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

  •
  additions to or departures of our senior management;

  •
  fluctuations of exchange rates between the RMB and the U.S. dollar;

  •
  release or expiry of lock-up or other transfer restrictions on our outstanding shares or ADSs;

  •
  sales or perceived potential sales of additional Class A ordinary shares or ADSs; and

  •
  attacks by short sellers, including the publication of negative opinions regarding us and our business prospects in order to create negative market momentum and generate profits for themselves after selling a stock short. See "—Techniques employed by short sellers may drive down the market price of our ADSs."

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ADSs and trading volume could decline.

        The trading market for our ADSs depends in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our ADSs or publishes inaccurate or unfavorable research about our business, the market price for our ADSs would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our ADSs to decline.

Techniques employed by short sellers may drive down the market price of our ADSs.

        Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller's best interests for the price of the stock to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a stock short. These short attacks have, in the past, led to selling of shares in the market.

        Public companies that have substantially all of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

        We have in the past been, and may in the future be, the subject of unfavorable allegations made by a short seller, which allegations were followed by periods of instability in the market price of our ADSs. If we again were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, it is not clear what effect such negative publicity could have on us, and we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which it can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact its business operations and stockholders equity, and any investment in our ADSs could be greatly reduced or rendered worthless.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our ADSs for return on your investment.

        We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. See "Dividend Policy." Therefore, you should not rely on an investment in our ADSs as a source for any future dividend income.

        Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ADSs will likely depend entirely upon any future price appreciation of our ADSs. There is no guarantee that our ADSs will appreciate in value or even maintain the price at which you purchased the ADSs. You may not realize a return on your investment in our ADSs and you may even lose your entire investment in our ADSs.

Substantial future sales or perceived potential sales of our ADSs in the public market could cause the price of our ADSs to decline.

        Sales of our ADSs in the public market, after this offering, or the perception that these sales could occur, could cause the market price of our ADSs to decline significantly. Upon completion of this offering, we will have 1,097,337,616 ordinary shares outstanding, comprising 1,029,747,280 Class A ordinary shares (including 5,208,216 Class A ordinary shares held by JPMorgan Chase Bank, N.A., as depositary, which are reserved for future delivery upon exercise or vesting of share awards granted under our share incentive plans) and 67,590,336 Class B ordinary shares based on an assumed public offering price of US$35.45 per ADS, the closing price of our ADSs on the Nasdaq Global Market on March 12, 2019. These figures exclude any Class A ordinary shares issuable upon conversion of our convertible senior notes. We have outstanding convertible senior notes in the aggregate principal amount of US$300 million due June 1, 2025. Holders may, at their option, convert their notes into our ADSs at an initial conversion rate of 19.3865 of our ADSs per US$1,000 principal amount of notes, or an aggregate of approximately 5,815,950 ADSs, representing 46,527,600 Class A ordinary shares, assuming conversion of the entire US$300 million aggregate principal amount of notes at such initial conversion rate. Upon completion of the Concurrent Private Convertible Preferred Offering, we will have US$150 million aggregate principal amount of convertible preferred shares outstanding. Holders may, at their option, convert their convertible preferred shares into our Class A ordinary shares at a conversion rate corresponding to a conversion price of US$35.60 per ADS, for an aggregate of approximately 4,213,483 ADSs, representing 33,707,864 Class A ordinary shares, assuming conversion of the entire US$150 million aggregate principal amount of convertible preferred shares at such conversion rate. This offering is not conditioned on the closing of the Concurrent Private Convertible Preferred Offering, and the Concurrent Private Convertible Preferred Offering is not conditioned on the closing of this offering. All of the ADSs sold in this offering and the Class A ordinary shares they represent will be freely transferable without restriction or further registration under the Securities Act, except for (i) any ADSs held by our "affiliates", and (ii) any ADSs purchased by STT GDC to the extent it is allocated all or a portion of the approximately US$213.5 million of ADSs that it has indicated an interest in purchasing in this offering, which will be subject to a 90-day lock-up agreement described below. Approximately 53.5% of our Class A ordinary shares and all of our Class B ordinary shares beneficially owned by persons or entities who are subject to the lock-up agreement (including the ADSs that STT GDC has indicated an interest to purchase) after this offering will be restricted as a result of lock-up agreements described elsewhere in this prospectus supplement but will become eligible to be sold at various times beginning 90 days after this offering. Our other Class A ordinary shares may be available for sale immediately after the date of this prospectus supplement, subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act. Any or all of these ordinary shares may be released prior to the expiration of the applicable lock-up period or market stand-off period at the discretion of J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, or our board of directors, respectively. To the extent shares are released before the expiration of the applicable lock-up period and sold into the market, the market price of our ADSs could decline significantly. See "Shares Eligible for Future Sale."

        Certain major holders of our Class A ordinary shares have the right to cause us to register under the Securities Act the sale of their shares, subject to the applicable lock-up periods in connection with our initial public offering. Registration of these shares under the Securities Act would result in ADSs representing these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration. Sales of these registered shares in the form of ADSs in the public market could cause the price of our ADSs to decline significantly. See "Shares Eligible for Future Sale."

        We have adopted share incentive plans, under which we have the discretion to grant a broad range of equity-based awards to eligible participants. See "Item 6. Directors, Senior Management and Employees—B. Compensation—Share Incentive Plans" in our annual report on Form 20-F for the fiscal year ended December 31, 2018. We intend to register all ordinary shares that we may issue under these share incentive plans. Once we register these ordinary shares, they can be freely sold in the public market in the form of ADSs upon issuance, subject to volume limitations applicable to affiliates and the lock-up agreements described in the "Underwriting" section of this prospectus supplement. If a large number of our ordinary shares or securities convertible into our ordinary shares are sold in the public market in the form of ADSs after they become eligible for sale, the sales could reduce the trading price of our ADSs and impede our ability to raise future capital. In addition, any ordinary shares that we issue under our share incentive plans would dilute the percentage ownership held by the investors who purchase ADSs in this offering.

The ADSs are equity and are subordinate to our existing and future indebtedness, the convertible preferred stock, if issued in the Concurrent Private Convertible Preferred Offering, and any preferred stock we may issue in the future.

        The ADSs are our equity interests and do not constitute indebtedness. As such, ADSs will rank junior to all indebtedness and other non-equity claims on us with respect to assets available to satisfy claims on us, including in a liquidation of us. Additionally, holders of our ADSs may be subject to prior dividend and liquidation rights of any holders of our preferred stock or depositary shares representing such preferred stock then outstanding.

        Our ADSs will rank junior to our convertible preferred stock, if and when issued in the Concurrent Private Convertible Preferred Offering, with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding-up of our affairs. This means that, unless accumulated dividends have been paid on all our convertible preferred stock, if and when issued, through the most recently completed dividend period, no dividends may be declared or paid on our ADSs and we will not be permitted to repurchase any of our ADSs, subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding-up of our affairs, no distribution of our assets may be made to holders of our ADSs until we have paid to holders of our preferred stock, if and when issued, a liquidation preference equal to the greater of (i) the stated value per convertible preferred share, plus an amount equal to any dividends accumulated but unpaid thereon (whether or not declared), and (ii) the payment such holders would have received had such holders, immediately prior to such liquidation, converted their convertible preferred shares into Class A ordinary shares (at the then applicable conversion rate).

        Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the shareholders. The board of directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our ADSs with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our ADSs with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our ADSs, the rights of holders of our ADSs or the market price of our ADSs could be adversely affected.

Participation in this offering by one of our existing shareholders could reduce the available public float for our ADSs.

        STT GDC, one of our major shareholders which is affiliated with, and has the right to appoint, certain of our directors, has indicated an interest in purchasing up to approximately US$213.5 million of ADSs in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, less or no shares to STT GDC and STT GDC could determine to purchase more, less or no ADSs in this offering. The underwriters will receive the same underwriting discounts and commissions on any ADSs purchased by STT GDC as they will on any other ADSs sold to the public in this offering. If STT GDC was to purchase all of these ADSs, it would own approximately 36.7% of our outstanding ordinary shares after this offering, based on the number of ordinary shares outstanding as of December 31, 2018 and based on an assumed public offering price of US$35.45 per ADS, the closing price of our ADSs on the Nasdaq Global Market on March 12, 2019.

        If STT GDC is allocated all or a portion of the ADSs for which it has indicated an interest in purchasing in this offering and has in fact purchased such ADSs, such purchases would reduce the available public float for our Class A ordinary shares because STT GDC would be restricted from selling the ADSs that it has so acquired in this offering by a lock-up agreement STT GDC entered into with the underwriters and by restrictions under applicable securities laws. As a result, any purchase of ADSs by STT GDC in this offering may reduce the liquidity of our ADSs relative to what it would have been had these ADSs been purchased by investors that were not affiliated with us.

Our dual-class voting structure and concentrated ownership limits your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial.

        As discussed under "Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—Our corporate actions are substantially controlled by our principal shareholders, including our founder, chairman and chief executive officer, William Wei Huang, who have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your ADSs and materially reduce the value of your investment" in our annual report on Form 20-F for the fiscal year ended December 31, 2018, Mr. William Wei Huang, our founder, chairman and chief executive officer and our other principal shareholders have considerable influence over matters requiring shareholder approval. To the extent that their interests differ from yours, you may be disadvantaged by any action that they may seek to pursue. This concentrated control could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Class A ordinary shares and our ADSs of the opportunity to sell their shares at a premium over the prevailing market price.

You, as holders of ADSs, may have fewer rights than holders of our ordinary shares and must act through the depositary to exercise those rights.

        Holders of ADSs do not have the same rights of our shareholders and may only exercise the voting rights with respect to the underlying Class A ordinary shares in accordance with the provisions of the deposit agreement. Under our amended articles of association, the minimum notice period required to convene a general meeting will be 10 days. When a general meeting is convened, you may not receive sufficient notice of a shareholders' meeting to permit you to withdraw your Class A ordinary shares to allow you to cast your vote with respect to any specific matter. In addition, the depositary and its agents may not be able to send voting instructions to you or carry out your voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to you in a timely manner, but there can be no assurance that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ADSs. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, you may not be able to exercise your right to vote and you may lack recourse if your ADSs are not voted as you requested. In addition, in your capacity as an ADS holder, you will not be able to call a shareholders' meeting.

Your right to participate in any future rights offerings may be limited, which may cause dilution to your holdings.

        We may from time to time distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make rights available to you in the United States unless we register both the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirements is available. Under the deposit agreement, the depositary will not make rights available to you unless both the rights and the underlying securities to be distributed to ADS holders are either registered under the Securities Act or exempt from registration under the Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective and we may not be able to establish a necessary exemption from registration under the Securities Act. Accordingly, you may be unable to participate in our rights offerings and may experience dilution in your holdings.

You may not receive cash dividends if the depositary decides it is impractical to make them available to you.

        The depositary will pay cash dividends on the ADSs only to the extent that we decide to distribute dividends on our ordinary shares or other deposited securities, and we do not have any present plan to pay any cash dividends in the foreseeable future. See "Dividend Policy." To the extent that there is a distribution, the depositary of our ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on our ordinary shares or other deposited securities after deducting its fees and expenses. You will receive these distributions in proportion to the number of Class A ordinary shares your ADSs represent. However, the depositary may, at its discretion, decide that it is inequitable or impractical to make a distribution available to any holders of ADSs. For example, the depositary may determine that it is not practicable to distribute certain property through the mail, or that the value of certain distributions may be less than the cost of mailing them. In these cases, the depositary may decide not to distribute such property to you.

You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase the price of our ADS.

        We currently plan to use the net proceeds of this offering for the development and acquisition of additional data centers and for general corporate purposes. Our management will have considerable discretion in the application of the net proceeds received by us. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase the price of our ADS. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

You may be subject to limitations on transfer of your ADSs.

        Your ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

Certain judgments obtained against us by our shareholders may not be enforceable.

        We are a company incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers and the experts named in this prospectus supplement reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against them in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, the PRC or other relevant jurisdiction may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

        We are an exempted company limited by shares incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Law (2016 Revision) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

        Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors will have discretion under the post-offering memorandum and articles of association we expect to adopt, to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

        As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Our articles of association contain anti-takeover provisions that could discourage a third party from acquiring us, which could limit our shareholders' opportunity to sell their shares, including Class A ordinary shares represented by our ADSs, at a premium.

        We have adopted amended and restated articles of association that contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. For example, our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares, in the form of ADS or otherwise. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our ADSs may fall and the voting and other rights of the holders of our ordinary shares and ADSs may be materially and adversely affected. In addition, our amended articles of association contain other provisions that could limit the ability of third parties to acquire control of our company or cause us to engage in a transaction resulting in a change of control, as defined in our amended articles of association, including: a provision that entitles Class B ordinary shares to 20 votes per share at general meetings of our shareholders with respect to the election of a simple majority of our directors; a provision that entitles Class B shareholders to nominate one less than a simple majority, or five of our directors; a provision that allows one of our principal shareholders to appoint up to three directors to our board of directors for so long as they beneficially own certain percentages of our issued share capital; and a classified board with staggered terms for our directors, which will prevent the replacement of a majority of directors at one time.

        These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

        Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

  •
  the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

  •
  the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

  •
  the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

  •
  the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

        We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards.

        As a Cayman Islands company listed on the Nasdaq Global Market, we are subject to the Nasdaq corporate governance listing standards. However, Nasdaq Stock Market Rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards.

        For instance, we are not required to:

  •
  have a majority of the board be independent (although all of the members of the audit committee must be independent under the Exchange Act);

  •
  have a compensation committee or a nominations or corporate governance committee consisting entirely of independent directors; or

  •
  have regularly scheduled executive sessions with only independent directors each year.

        We have relied on and intend to continue to rely on some of these exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of Nasdaq.

We may become a passive foreign investment company, or PFIC, which could result in adverse United States federal income tax consequences to United States investors.

        Based on the past and projected composition of our income and assets, and the valuation of our assets, including goodwill, we do not believe we were a PFIC for our most recent taxable year and we do not expect to become one in the future, although there can be no assurance in this regard. The determination of whether or not we are a PFIC is made on an annual basis and will depend on the composition of our income and assets from time to time. Specifically, for any taxable year, we will be classified as a PFIC for United States federal income tax purposes if either (i) 75% or more of our gross income in that taxable year is passive income or (ii) the average percentage of our assets (which includes cash) by value in that taxable year which produce, or are held for the production of, passive income is at least 50%. The calculation of the value of our assets will be based, in part, on the quarterly market value of our ADSs, which is subject to change. See "Taxation—Material United States Federal Income Tax Considerations—Passive Foreign Investment Company."

        In addition, there is uncertainty as to the treatment of our corporate structure and ownership of our consolidated VIEs for United States federal income tax purposes. For United States federal income tax purposes, we consider ourselves to own the stock of our consolidated VIEs. If it is determined, contrary to our view, that we do not own the stock of our consolidated VIEs for United States federal income tax purposes (for instance, because the relevant PRC authorities do not respect these arrangements), we may be treated as a PFIC.

        If we are a PFIC for any taxable year during which you hold our ADSs or Class A ordinary shares, our PFIC status could result in adverse United States federal income tax consequences to you if you are a United States Holder, as defined under "Taxation—Material United States Federal Income Tax Considerations." For example, if we are or become a PFIC, you may become subject to increased tax liabilities under United States federal income tax laws and regulations and will become subject to burdensome reporting requirements. See "Taxation—Material United States Federal Income Tax Considerations—Passive Foreign Investment Company." There can be no assurance that we will not be a PFIC for 2019 or any future taxable year. Simpson Thacher & Bartlett LLP, our United States counsel, does not express any opinion about our status as a PFIC in any taxable year.

We will continue to incur increased costs as a result of being a public company, particularly since we have ceased to qualify as an "emerging growth company."

        Since the completion of our initial public offering, we have incurred significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies. As of December 31, 2018, we are deemed to be a "large accelerated filer" as the term is defined in Rule 12b-2 of the Exchange Act, and we thereby have ceased to be an "emerging growth company" as the term is defined in the JOBS Act.

        These rules and regulations have increased our legal and financial compliance costs and made some corporate activities more time-consuming and costly. Since we have ceased to be an "emerging growth company," we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the other rules and regulations of the SEC. Operating as a public company has also made it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we have incurred additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

        Shareholders of our company have in the past brought, and may in the future bring, securities class action lawsuits against our company following periods of instability in the market price of our ADSs. On August 2, 2018, a securities class action lawsuit was filed against GDS Holdings Limited, our Chief Executive Officer William Huang, and our Chief Financial Officer Daniel Newman by Hamza Ramzan, a GDS shareholder. See "Item 4. Information on the Company—B. Business Overview—Legal Proceedings" in our annual report on Form 20-F for the fiscal year ended December 31, 2018. We believe we have meritorious defenses to each of the claims in this lawsuit and we are prepared to vigorously defend against its allegations. On February 22, 2019, GDS, our Chief Executive Officer William Huang and our Chief Financial Officer Daniel Newman, filed a motion to dismiss the amended complaint and, alternatively, to transfer venue to the United States District Court for the Southern District of New York. There can be no assurance, however, that we will be successful. As of the date of this prospectus supplement, this lawsuit is in its preliminary stages; at present, we cannot reasonably assess the likelihood of any unfavorable outcome, nor can we reasonably estimate the amount, or range, of potential losses, if any, related to the lawsuit.

        Any class action lawsuit, including the abovementioned lawsuit, could divert a significant amount of our management's attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action lawsuit, including the abovementioned lawsuit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

USE OF PROCEEDS

        We estimate that our net proceeds from this offering will be approximately US$385.5 million (or US$443.5 million if the underwriters exercise their option to purchase additional ADSs in full), based on an assumed offering price of US$35.45 per ADS, which was the last reported closing price of our ADSs on March 12, 2019, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

        We expect approximately US$345.5 million of the net proceeds from this offering will be used in connection with the development and acquisition of new data centers, with the remaining amounts to be used for general corporate purposes.

        In utilizing the proceeds of this offering, as an offshore holding company, we are permitted, under PRC laws and regulations, to provide funding to our PRC subsidiaries only through loans or capital contributions and to our consolidated VIEs only through loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our PRC subsidiaries or make additional capital contributions to our PRC subsidiaries to fund their capital expenditures or working capital. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. The foregoing represents our current intentions to use and allocate the net proceeds of this offering based upon our present plans and business conditions. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus supplement.

 CAPITALIZATION

        The following table sets forth our capitalization as of December 31, 2018:

  •
  on an actual basis; and

  •
  on an adjusted basis giving effect to our issuance and sale of 90,267,976 Class A ordinary shares in the form of ADSs pursuant to this prospectus supplement, resulting in estimated net proceeds of US$385.5 million, based on an assumed offering price of US$35.45 per ADS, which was the last reported closing price of our ADSs on March 12, 2019, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and assuming the underwriters do not exercise their option to purchase additional ADSs.

        The as adjusted information below is illustrative only. You should read this table in conjunction with, and this table is qualified in its entirety by reference to our consolidated financial statements and the related notes included in our annual report on Form 20-F for the fiscal year ended December 31, 2018, which are incorporated by reference herein.

	As of December 31, 2018
	Actual		As Adjusted(3)
	RMB	US$	RMB	US$
	(in thousands except share and per share data)
Long-term borrowings, excluding current portion(1)	5,203,708	756,848	5,203,708	756,848
Convertible bonds payable	2,004,714	291,574	2,004,714	291,574
Capital lease and other financing obligations, non-current(2)	4,134,327	601,313	4,134,327	601,313
Shareholders' equity:
Ordinary shares (US$0.00005 par value; 2,002,000,000 shares authorized; 1,007,069,643 shares issued and outstanding as of December 31, 2018)	341	50	372	54
Additional paid-in capital	7,275,945	1,058,242	9,926,419	1,443,738
Accumulated other comprehensive loss	(139,254)	(20,254)	(139,254)	(20,254)
Accumulated deficit	(1,615,107)	(234,908)	(1,615,107)	(234,908)

Total shareholders' equity	5,521,925	803,130	8,172,430	1,188,630

Total capitalization	16,864,674	2,452,865	19,515,179	2,838,365

(1)
Does not reflect long-term borrowings drawn down in the aggregate amount of RMB825.4 million (US$120.0 million), net of any repayment of existing loans from January 1, 2019 to the date of this prospectus supplement.

(2)
Does not reflect the derecognition of other financing obligation of RMB331.9 million (US$48.3 million) upon the adoption of ASU 2016-02, Leases (Topic 842).

(3)
Does not give effect to the Concurrent Private Convertible Preferred Offering. For additional information, see "Share Ownership of Directors, Officers and Principal Shareholders."

 DILUTION

        If you invest in our ADSs, your interest will be diluted to the extent of the difference between the public offering price per ADS and our as adjusted net tangible book value per ADS after this offering. Dilution results from the fact that the public offering price per Class A ordinary share is substantially in excess of the net tangible book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

        Our net tangible book value as of December 31, 2018 was approximately RMB3,287.5 million (US$478.1 million), or RMB3.2815 (US$0.4773) per ordinary share as of that date, and RMB26.2520 (US$3.8182) per ADS. Net tangible book value represents the amount of our total consolidated assets, less the amount of our intangible assets, goodwill and total consolidated liabilities. Dilution is determined by subtracting as adjusted net tangible book value per ordinary share, after giving effect to the issuance and sale by us of shares in the form of ADSs in this offering at an assumed public offering price of US$35.45 per ADS, which was the last reported closing price of our ADSs on March 12, 2019, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us from the public offering price per Class A ordinary share.

        Without taking into account any other changes in net tangible book value after December 31, 2018, other than to give effect to the issuance and sale by us of Class A ordinary shares in the form of ADSs in this offering at an assumed public offering price of US$35.45 per ADS, which was the last reported closing price of our ADSs on March 12, 2019, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2018 would have been RMB5,938.0 million (US$863.6 million), or RMB5.4373 (US$0.7908) per outstanding ordinary share and RMB43.4982 (US$6.3266) per ADS. This represents an immediate increase in net tangible book value of US$0.3135 per ordinary share and US$2.5084 per ADS to the existing shareholders and an immediate dilution in net tangible book value of US$3.6405 per ordinary share and US$29.1234 per ADS to investors purchasing ADSs in this offering.

        The following table illustrates such dilution:

	Per Ordinary Share		Per ADS
Actual net tangible book value per share as of December 31, 2018	US$	0.4773	US$	3.8182
As adjusted net tangible book value per share after giving effect to this offering		0.7908		6.3266
Assumed public offering price		4.4313		35.4500
Dilution in net tangible book value per share to new investors in the offering		3.6405		29.1234

        The amount of dilution in net tangible book value to new investors in this offering set forth above is determined after giving effect to this offering from the public offering price per ordinary share.

        A US$1.00 increase (decrease) in the assumed public offering price of US$35.45 per ADS would increase (decrease) our as adjusted net tangible book value after giving effect to this offering by US$10.9 million, the as adjusted net tangible book value per ordinary share and per ADS after giving effect to this offering by US$0.0100 per ordinary share and US$0.0800 per ADS and the dilution in net tangible book value per ordinary share and per ADS to new investors in this offering by US$0.1150 per ordinary share and US$0.9200 per ADS, assuming no change to the number of ADS offered by us as set forth on the front cover page of this prospectus, and after estimated deducting underwriting discounts and commissions.

        The following table summarizes, on an as adjusted basis as of December 31, 2018, the differences between existing shareholders and the new investors purchasing shares in this offering with respect to the number of ordinary shares (in the form of ADSs or shares) purchased from us, the total consideration paid and the average price per ordinary share and per ADS paid before deducting the estimated underwriting discounts and commissions and estimated offering expenses. The total number of ordinary shares does not include ordinary shares underlying the ADSs issuable upon the exercise of the option to purchase additional ADSs granted to the underwriters.

						US$ Average Price per Ordinary Share Equivalent
	Ordinary Shares Total		Total Consideration
								Average Price per ADS Equivalent
	Number	Percent	Amount		Percent
Existing shareholders	1,001.8 million	91.7%	US$	1,139.4 million	74.0%	US$	1.14	US$	9.10
New investors	90.3 million	8.3%	US$	400.0 million	26.0%	US$	4.43	US$	35.45
Total	1,092.1 million	100.0%	US$	1,539.4 million	100.0%

        If the underwriters were to fully exercise their option to purchase additional shares of our Class A ordinary shares from us, the percentage of shares of our ordinary shares held by existing shareholders who are directors, officers or affiliated persons would be 90.6%, and the percentage of shares of our common stock held by new investors would be 9.4%.

        The as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual public offering price of our ADSs and other terms of this offering determined at pricing.

        The discussion and tables above do not reflect (i) the potential conversion into Class A ordinary shares of our convertible bonds due 2025, (ii) the potential issuance of convertible preferred shares of US$150 million to an affiliate of Ping An Overseas Holdings in March 2019, and (iii) any outstanding share options or granted but not yet vested restricted shares.

        Holders of our convertible bonds due 2025 may, at their option, convert their notes into our ADSs at an initial conversion rate of 19.3865 of our ADSs per US$1,000 principal amount of notes, or an aggregate of 46,527,600 Class A ordinary shares, assuming conversion of the entire US$300 million aggregate principal amount of notes at such initial conversion rate.

        The convertible preferred shares will initially accrue a 5% per annum dividend, payable quarterly in arrears, in cash or in kind in the form of additional convertible preferred shares, at the option of our company. The preferred shares will be convertible into our Class A ordinary shares at the option of their holder at a conversion price of US$35.60 per ADS. We will have the right to trigger a mandatory conversion at our election, beginning on March 15, 2022, provided certain conditions are met, including our Class A ordinary shares achieving a specified price threshold of 150% of the conversion price for a specified period. If the holder elects to convert, or we cause the holder to convert the entire convertible preferred shares (including any dividends accrued in the form of additional convertible preferred shares), at least 33,707,864 Class A ordinary shares will be issued.

        In addition, as of the date of this prospectus supplement, there are also (i) 24,735,232 ordinary shares issuable upon exercise of outstanding share options at an exercise price of US$0.7792 per share; (ii) 29,385,640 granted but not yet vested restricted shares; and (iii) 17,024,004 ordinary shares reserved for future grant under our share incentive plans.

        The foregoing discussion and tables do not reflect potential purchases by STT GDC, one of our major shareholders which is affiliated with, and has the right to appoint, certain of our directors, that has indicated an interest in purchasing ADSs in this offering as described in "Underwriting."

SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND PRINCIPAL
SHAREHOLDERS

        Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to 20 votes per share with respect to the following matters: (i) the election of a simple majority, or six, of our directors; and (ii) any change to our articles of association that would adversely affect the rights of Class B shareholders. As of the date of this prospectus supplement, we had 1,007,069,640 ordinary shares, comprising 939,479,304 Class A ordinary shares (including 5,208,216 Class A ordinary shares held by JPMorgan Chase Bank, N.A., as depositary, which are reserved for future delivery upon exercise or vesting of share awards granted under our share incentive plans) and 67,590,336 Class B ordinary shares issued and outstanding.

        Unless otherwise indicated, the following table sets forth information concerning the beneficial ownership of our ordinary shares as of December 31, 2018, by:

  •
  each of our directors and executive officers; and

  •
  each person known to us to own beneficially 5.0% or more of our ordinary shares.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to, or the power to receive the economic benefit of ownership of, the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days after December 31, 2018, the most recent practicable date, including through the exercise of any option or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person. The percentages before and after this offering are calculated excluding the 5,208,216 Class A ordinary shares that are held by JPMorgan Chase Bank, N.A., as depositary, and reserved for future delivery in respect of share awards. The percentages after this offering are calculated after giving effect to the sale by us of approximately 90,267,976 Class A ordinary shares in the form of ADSs pursuant to this prospectus supplement, at an assumed offering price of US$35.45 per ADS, which was the last reported closing price of our ADSs on March 12, 2019, assuming the underwriters do not exercise their option to purchase additional ADSs.

        The following table does not reflect any Class A ordinary shares in the form of ADSs that may be purchased in this offering by STT GDC, which has indicated an interest in purchasing up to approximately US$213.5 million of ADSs in this offering at the public offering price.

% of Aggregate Voting Power
									with Class A and Class B Ordinary Shares Voting on a 1:20 Basis***	with Class A and Class B Ordinary Shares Voting on a 1:1 Basis
	Ordinary Shares Beneficially Owned Prior to This Offering				Ordinary Shares Beneficially Owned After This Offering
	Class A		Class B		Class A		Class B
	Number	Percent	Number	Percent	Number	Percent	Number	Percent
Directors and Executive Officers**:
William Wei Huang(1)	*	*	78,891,429	100.0%	*	*	78,891,429	100.0%	56.6%	6.2%
Daniel Newman	*	*	—	—	*	*	—	—	*	*
Jamie Gee Khoo	*	*	—	—	*	*	—	—	*	*
Sio Tat Hiang	*	*	—	—	*	*	—	—	*	*
Satoshi Okada	*	*	—	—	*	*	—	—	*	*
Bruno Lopez	*	*	—	—	*	*	—	—	*	*
Lee Choong Kwong	*	*	—	—	*	*	—	—	*	*
Lim Ah Doo	*	*	—	—	*	*	—	—	*	*
Bin Yu	*	*	—	—	*	*	—	—	*	*
Zulkifli Baharudin	*	*	—	—	*	*	—	—	*	*
Chang Sun	*	*	—	—	*	*	—	—	*	*
Gary J. Wojtaszek	*	*	—	—	*	*	—	—	*	*
Judy Qing Ye	*	*	—	—	*	*	—	—	*	*
Jonathan King	*	*	—	—	*	*	—	—	*	*
Xu Wei	*	*	—	—	*	*	—	—	*	*
Yilin Chen	*	*	—	—	*	*	—	—	*	*
Liang Chen	*	*	—	—	*	*	—	—	*	*
Yan Liang	*	*	—	—	*	*	—	—	*	*
Directors and Executive Officers as a Group(2)	19,305,375	2.1%	78,891,429	100%	19,305,375	1.8%	78,891,429	100%	57.0%	7.1%
Principal Shareholders:
STT GDC(3)	354,937,732	38.0%	—	—	354,937,732	34.6%	—	—	14.9%	32.5%
SBCVC Holdings Limited(4)	61,192,230	6.5%	—	—	61,192,230	6.0%	—	—	2.6%	5.6%
CyrusOne Inc.(5)	64,257,028	6.9%	—	—	64,257,028	6.3%	—	—	2.7%	5.9%
Ping An Insurance(6)	63,369,856	6.8%	—	—	63,369,856	6.2%	—	—	2.7%	5.8%
EDC Group Limited(7)	—	—	42,975,884	54.5%	—	—	42,975,884	—	36.2%	3.9%

Notes:

*
Beneficially owns less than 1% of our outstanding shares.

**
The business address for our directors and executive officers is at 2/F, Tower 2, Youyou Century Place, 428 South Yanggao Road, Pudong, Shanghai 200127, People's Republic of China.

***
For each person or group included in this column, the percentage of total voting power represents voting power based on all ordinary shares beneficially owned by such person or group, with respect to (i) the election of a simple majority of our directors and (ii) any change to our amended articles of association that would adversely affect the rights of the holders of Class B ordinary shares, at general meetings of our shareholders, where each Class A ordinary share is entitled to one vote per share, and each Class B ordinary share is entitled to 20 votes per share. With respect to any other matters at general meetings of our shareholders, each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to one vote, voting together as a combined class, and accordingly, percentages of total voting power on such matters correspond to the percentages in the adjacent column, "% of Aggregate Voting Power with Class A and Class B Ordinary Shares Voting on a 1:1 Basis". Class B ordinary shares are convertible into Class A ordinary shares.

(1)
The number of ordinary shares beneficially owned is as of December 31, 2018, as reported in a Schedule 13G filed by Mr. William Wei Huang on February 11, 2019, and consists of (i) 3,286,144 Class B ordinary shares held by Solution Leisure Investment Limited, a limited liability company established in the British Virgin Islands, (ii) 42,975,884 Class B ordinary shares held by EDC Group Limited, a limited liability company established in the British Virgin Islands, (iii) 21,328,308 Class B ordinary shares held by GDS Enterprises Limited, a limited liability company established in the British Virgin Islands, (iv) 11,301,093 of Class B ordinary shares underlying share options exercisable within 60 days after the date of this prospectus supplement held by Treasure Luck Investment Corporation, a limited liability company established in the British Virgin Islands, and (v) 325,608 Class A ordinary shares in the form of 40,701 ADSs underlying restricted share units exercisable within 60 days after December 31, 2018 held by Mr. William Wei Huang. Solution Leisure Investment Limited is indirectly wholly owned by a trust of which Mr. Huang's family is the beneficiary. Each of EDC Group Limited and Treasure Luck Investment Corporation is wholly owned by Solution Leisure Investment Limited.

  GDS Enterprises Limited is indirectly wholly owned by a trust of which Mr. Huang's family is a beneficiary. The registered address of Solution Leisure Investment Limited is Portcullis TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands. EDC Group Limited is further described in footnote 7 below.

(2)
Represents ordinary shares beneficially held by all of our directors and executive officers as a group and ordinary shares issuable upon exercise of options and vesting of restricted share units within 60 days after the date of this prospectus supplement held by all of our directors and executive officers as a group.

(3)
The number of ordinary shares beneficially owned is as of March 13, 2019, and consists of 354,937,732 Class A ordinary shares (directly or in the form of ADSs) owned by STT GDC. STT GDC is wholly-owned by STT Communications Ltd ("STTC"). STTC is wholly-owned by Singapore Technologies Telemedia Pte Ltd ("ST Telemedia"). Each of STT GDC, STTC and ST Telemedia is a company organized under the laws of the Republic of Singapore. The address of the principal business office of STT GDC is 3 Temasek Avenue, #28-01, Centennial Tower, Singapore 039190. The address of the principal business office of each of ST Telemedia and STTC is 1 Temasek Avenue, #33-01, Millenia Tower, Singapore 039192. On November 14, 2017, STT GDC exercised its option to convert, and converted, the convertible bonds in a principal amount of US$50.0 million due December 30, 2019 (the "Convertible Bonds") then held by it, together with interest accrued thereon of US$4,513,889.00, into 32,540,515 Class A ordinary shares, at a conversion price of US$1.675262 per Class A ordinary share pursuant to and in accordance with the terms and conditions of the Convertible Bonds. On January 30, 2018, we completed our public offering of 12,650,000 ADSs, comprising 8,225,000 ADSs offered by us and 4,425,000 ADSs offered by certain selling shareholders, at a public offering price of US$26.00 per ADS (the "January 2018 Offering"). STT GDC purchased an aggregate of 3,009,857 ADSs in the January 2018 Offering at the public offering price. STT GDC has indicated an interest in purchasing up to approximately US$213.5 million of ADSs in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, less or no ADSs to STT GDC, and STT GDC could determine to purchase more, less or no ADSs in this offering. The underwriters will receive the same underwriting discounts and commissions on any ADSs purchased by STT GDC as they will on any other ADSs sold to the public in this offering. If STT GDC purchases any of these ADSs, the number of Class A ordinary shares beneficially owned by it after this offering, and the percentage of our Class A ordinary shares beneficially owned by it after this offering, will differ from that set forth in the table above. Assuming the purchase of all of these Class A ordinary shares by STT GDC and based on an assumed public offering price of US$35.45 per ADS, the number of Class A ordinary shares beneficially owned by STT GDC after this offering would increase from 354,937,732 to 403,118,260, and the percentage of Class A ordinary shares beneficially owned by STT GDC after this offering would increase to approximately 39.3%.

(4)
The number of ordinary shares beneficially owned is as of March 13, 2019 and consists of 61,192,230 Class A ordinary shares beneficially owned by SBCVC Fund II-Annex, L.P., a Cayman Islands limited partnership of which SBCVC Management II-Annex, L.P. is the general partner, SBCVC Venture Capital, a People's Republic of China company, treated as a partnership for tax purposes, of which SBCVC Limited is the general partner, SBCVC Company Limited, a Hong Kong company which is wholly-owned by SBCVC Fund II, L.P. ("SBCVC Fund II"), SBCVC Fund II, a Cayman Islands limited partnership of which SBCVC Management II, L.P. ("SBCVC Management II") is the general partner, and SBCVC Fund III, L.P. ("SBCVC Fund III"), a Cayman Islands limited partnership of which SBCVC Management III, L.P. ("SBCVC Management III") is the general partner. Each of SBCVC Management II-Annex, L.P., SBCVC Management II and SBCVC Management III is a Cayman Islands limited partnership of which SBCVC Limited is the general partner. SBCVC Limited is a Cayman Islands company that is majority-owned by Star Pioneer Investment Holdings Limited ("Star Pioneer"), a British Virgin Islands company. Star Pioneer is wholly-owned by Lin Ye Song, a citizen of Australia. The voting and investment decisions made by SBCVC Limited are executed by SBCVC Holdings Limited ("SBCVC Holdings"), a British Virgin Islands company, by means of management agreements by and between SBCVC Holdings and each of the following entities: SBCVC Management II-Annex, L.P., SBCVC Venture Capital, SBCVC Management II and SBCVC Management III. The power to execute SBCVC Limited's voting and investment decisions is exercised by the board of directors of SBCVC Holdings. SBCVC Holdings executes voting and investment decisions made by SBCVC Limited as to the shares beneficially owned by it and its subsidiary general partners by means of multiple management agreements, but decision-making power remains with SBCVC Limited and its subsidiary general partners. The address of the principal business office of each of SBCVC Fund II and SBCVC Fund III is Cricket Square, Hutchins Drive, P.O. Box 2681GT, Grand Cayman KY1-111, Cayman Islands. The address of the principal business office of each of SBCVC Management II, SBCVC Management III and SBCVC Limited is Cricket Square, Hutchins Dr., PO Box 2681GT, George Town, Grand Cayman, Cayman Islands KY1-111. The address of the principal business office of Star Pioneer is OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands. The address of the principal business office of SBCVC Holdings is OMC Chambers, Wickham Cay 1, Road Town, Tortola, British Virgin Islands. On January 30, 2018, we completed our public offering of 12,650,000 ADSs, comprising 8,225,000 ADSs offered by us and 4,425,000 ADSs offered by certain selling shareholder entities affiliated with SBCVC Holdings Limited, at a public offering price of US$26.00 per ADS (the "January 2018 Offering").

(5)
The number of ordinary shares beneficially owned is as of October 23, 2017, as reported in a Schedule 13D filed by CyrusOne Inc. on November 2, 2017, and consists of 64,257,028 Class A ordinary shares that are held by Cheetah Asia Holdings LLC, a Delaware company and a wholly owned subsidiary of CyrusOne Inc., a Maryland corporation listed on Nasdaq. The address of the principal business and the principal office of each of Cheetah Asia Holdings LLC and CyrusOne Inc. is 2101 Cedar Springs Road, Suite 900, Dallas, TX 75201, United States.

(6)
The number of ordinary shares beneficially owned is as of December 31, 2017, as reported in a Schedule 13G filed by Falcon Vision Global Limited on February 13, 2018, and consists of 63,369,856 Class A ordinary shares held by Falcon Vision Global Limited ("Falcon"), a company incorporated under the laws of the British Virgin Islands. Falcon is wholly-owned by Ping An Life Insurance Company of China, Ltd. ("Ping An Life") directly. Ping An Life is directly owned and controlled by Ping An Insurance (Group) Company of China, Ltd. ("Ping An Insurance"), a company listed on the Hong Kong Stock Exchange and the Shanghai Stock Exchange. Ping An Insurance is a company incorporated under the laws of the People's Republic of China. The address of the principal business office of Falcon is Vistra Corporation Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. The address of the principal business office of Ping An Insurance is 15, 16, 17, 18 Floors, Galaxy Development Center, Fu Hua No. 3 Road, Futian District, Shenzhen, Guang Dong Province, People's Republic of China. On November 14, 2017,

  Perfect Success Limited ("Perfect Success"), a company incorporated under the laws of the Cayman Islands, exercised its option to convert the convertible bonds in a principal amount of US$100.0 million due December 30, 2019 (the "Convertible Bonds") then held by it, together with interest accrued thereon, into 65,329,748 Class A ordinary shares, at a conversion price of US$1.675262 per Class A ordinary share pursuant to and in accordance with the terms and conditions of the Convertible Bonds, of which 63,369,856 Class A ordinary shares were allotted to Falcon and 1,959,892 Class A ordinary shares were allotted to another entity. The above table does not reflect any convertible preferred shares that may be purchased in the Concurrent Private Convertible Preferred Offering by an affiliate of Ping An Overseas Holdings, which has agreed to make a US$150 million strategic equity investment in us in the form of convertible preferred shares, in reliance upon the exemption from registration provided by Regulation S under the Securities Act. If and when issued, the convertible preferred shares will be convertible into our Class A ordinary shares at the option of their holder, at a conversion rate corresponding to a conversion price of US$35.60 per ADS, for an aggregate of approximately 4,213,483 ADSs, representing 33,707,864 Class A ordinary shares, assuming conversion of the entire US$150 million aggregate principal amount of convertible preferred shares at such conversion rate. This offering is not conditioned on the closing of the Concurrent Private Convertible Preferred Offering, and the Concurrent Private Convertible Preferred Offering is not conditioned on the closing of this offering.

(7)
EDC Group Limited is a limited liability company established in the British Virgin Islands wholly owned by Solution Leisure Investment Limited, a limited liability company established in the British Virgin Islands which is indirectly wholly owned by a trust of which the family of Mr. William Wei Huang, our chairman and chief executive officer, is the beneficiary. The registered address of EDC Group Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

        In October 2017, we formed a new strategic partnership with CyrusOne Inc., or CyrusOne, a premier global data center REIT company, through the execution of a commercial agreement, and the issuance to CyrusOne of 64,257,028 Class A ordinary shares, equivalent to approximately 8.0 million ADSs, at a purchase price of US$1.55625 per ordinary share, or US$12.45 per ADS, for a total consideration of US$100 million.

        On January 30, 2018, we completed our follow-on public offering of 12,650,000 ADSs (including full exercise of the underwriters' option to purchase additional ADSs), comprising 8,225,000 ADSs offered and sold by us and 4,425,000 ADSs offered and sold by certain selling shareholder entities affiliated with SBCVC Holdings Limited, or SBCVC, representing an aggregate of 101,200,000 Class A ordinary shares, raising US$204.8 million in proceeds to us and US$110.2 million in proceeds to SBCVC before expenses but after underwriting discounts and commissions. We did not receive any of the proceeds from the sale of ADSs by SBCVC.

        On June 5, 2018, we issued and sold convertible senior notes due in 2025 in an aggregate principal amount of US$300 million, which notes bear interest at a rate of 2% per year, payable on June 1 and December 1 of each year, beginning on December 1, 2018. The convertible senior notes will mature on June 1, 2025, unless earlier redeemed, repurchased or converted in accordance with their terms. The convertible senior notes may be converted into our ADSs, at the option of the holders, at an initial conversion rate of 19.3865 of our ADSs per US$1,000 principal amount of notes, or approximately 5,815,950 ADSs, representing 46,527,600 Class A ordinary shares, assuming conversion of the entire US$300 million aggregate principal amount at the initial conversion rate.

        On March 13, 2019, an affiliate of Ping An Overseas Holdings agreed to make a US$150 million equity strategic investment in our company in the form of convertible preferred shares, in reliance upon the exemption from registration provided by Regulation S under the Securities Act. During the first eight years from their issuance date, the convertible preferred shares accrue a minimum 5.0% per annum dividend, payable quarterly in arrears, in cash or in kind in the form of additional convertible preferred shares, at our option. As of the eighth anniversary of the issuance date, the convertible preferred shares accrue a 7.0% per annum minimum dividend, payable quarterly in arrears, in cash only, which dividend rate will further increase by 50 basis points per quarter thereafter for so long as any convertible preferred shares remain outstanding. The convertible preferred shares, if and when issued, will be convertible into our Class A ordinary shares at the option of their holder, at a conversion rate corresponding to a conversion price of US$35.60 per ADSs, representing a premium of 13.3% to the volume weighted average price of our ADSs for the 30 trading days immediately preceding the date of signing the definitive agreement, subject to customary anti-dilution adjustments. We will have the right to trigger a mandatory conversion at its election, beginning on March 15, 2022, provided certain conditions are met, including our Class A ordinary shares achieving a specified price threshold of 150% of the conversion price for a specified period. Holders will not have any redemption right or put option over the convertible preferred shares, except upon (i) the occurrence of a change of control, or (ii) our ADSs ceasing to be listed for trading on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market. After eight years, we will have certain rights in connection with the redemption of the convertible preference shares at 100% of their face value, and including accrued and unpaid dividends. In addition, for so long as it maintains its shareholding at or above a specified percentage threshold, Ping An Overseas Holdings will have the right to designate one non-voting observer to attend any meetings of our board of directors. The holders of the Convertible Preferred Shares are entitled to (i) vote with the holders of the Ordinary Shares on all matters submitted for a vote of holders of Ordinary Shares and (ii) a number of votes per Convertible Preferred Share equal to the number of Class A Ordinary Share into which each such Convertible Preferred Share is then convertible at the time of the related record date as if the holders of Convertible Preferred Shares were holders of Class A Ordinary Shares. We have also agreed to grant customary registration rights to Ping An Overseas Holdings with respect to the convertible preferred shares and the Class A ordinary shares into which they may be converted.

        Except as stated in the footnotes to the table above, we are not aware of any of our shareholders being affiliated with a registered broker-dealer or being in the business of underwriting securities.

        Except as otherwise disclosed in this prospectus supplement, none of our existing shareholders has voting rights that differ from the voting rights of other shareholders. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

DIVIDEND POLICY

        Since our inception, except for the US$50.8 million preference dividend paid to our preferred shareholders upon completion of our initial public offering, of which US$11.4 million was paid in cash and US$39.4 million was paid in the form of 31,490,164 Class A ordinary shares based on the initial public offering price of US$10.00 per ADS, we have not declared or paid any other dividends on our shares. We do not have any present plan to pay any dividends on our Class A ordinary shares or ADSs in the foreseeable future. We intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

        In March 2019, an affiliate of Ping An Overseas Holdings agreed to make a US$150 million equity strategic investment in our company in the form of convertible preferred shares, in reliance upon the exemption from registration provided by Regulation S under the Securities Act. Holders of our convertible preferred shares are entitled to receive cumulative preferred dividends which begin to accrue and accumulate from the date the convertible preferred shares are issued, regardless of whether any funds of our company are legally available for the payment of such dividends. The cumulative preferred dividends generally accrue (i) during the first eight years from the issuance date, at a minimum rate of 5% per annum of a specified value for each convertible preferred share, payable quarterly in arrears, in cash or in kind in the form of additional convertible preferred shares, at our option, and (ii) as of the eighth anniversary of the issuance date, at a minimum rate of 7% per annum of a specified value for each convertible share, payable quarterly in arrears, in cash only, which rate shall be further increased by 50 basis points per quarter thereafter for so long as any convertible preferred shares remain outstanding.

        Any other future determination to pay dividends will be made at the discretion of our board of directors and may be based on a number of factors, including our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. If we pay any dividends, we will pay our ADS holders to the same extent as holders of our Class A ordinary shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

        We are an exempted company incorporated in the Cayman Islands. In order for us to distribute any dividends to our shareholders and ADS holders, we may rely on dividends distributed by our PRC subsidiaries. Certain payments from our PRC subsidiaries to us may be subject to PRC withholding income tax. In addition, regulations in the PRC currently permit payment of dividends of a PRC company only out of accumulated distributable after-tax profits as determined in accordance with its articles of association and the accounting standards and regulations in China. Each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profit based on PRC accounting standards every year to a statutory common reserve fund until the aggregate amount of such reserve fund reaches 50% of the registered capital of such subsidiary. Such statutory reserves are not distributable as loans, advances or cash dividends.

 MARKET PRICE INFORMATION FOR OUR ADSS

        Our ADSs, each representing eight of our Class A ordinary shares, have been listed on the Nasdaq Global Market since November 2, 2016 under the ticker symbol "GDS." The table below shows, for the periods indicated, the high and low market prices on the Nasdaq Global Market for our ADSs.

	Trading Price
	High	Low
Annual Highs and Lows
2016	10.76	7.54
2017	23.76	6.90
2018	46.18	18.59
Quarterly Highs and Lows
Fourth Quarter 2017	23.76	11.18
First Quarter 2018	31.77	20.03
Second Quarter 2018	45.88	24.10
Third Quarter 2018	46.18	18.59
Fourth Quarter 2018	35.50	21.19
Monthly Highs and Lows
October 2018	35.50	21.19
November 2018	29.80	22.24
December 2018	31.78	21.26
January 2019	29.19	20.84
February 2019	34.81	26.80
March 2019 (through March 12)	36.15	32.73

 SHARES ELIGIBLE FOR FUTURE SALE

        Upon the closing of this offering, we will have 70,860,755 outstanding ADSs, representing approximately 42.5% of our ordinary shares (or 72,553,279 outstanding ADSs, representing approximately 43.2% of our ordinary shares if the underwriters exercise in full their option to purchase additional ADSs from us) based on an assumed public offering price of US$35.45 per ADS, the closing price of our ADSs on the Nasdaq Global Market on March 12, 2019. In addition, options to purchase an aggregate of approximately 24,735,232 Class A ordinary shares will be outstanding as of the closing of this offering. All of these options are vested. Upon the closing of this offering, we also will have 26,709,656 restricted shares that have been granted but which are not yet vested or will vest within 60 days after the closing of this offering. Moreover, the holders of the convertible preferred shares issued in the Concurrent Private Convertible Preferred Offering may, at their option, convert their convertible preferred shares into our Class A ordinary shares at a conversion rate corresponding to a conversion price of US$35.60 per ADS, for an aggregate of approximately 4,213,483 ADSs, representing 33,707,864 Class A ordinary shares, assuming conversion of the entire US$150 million aggregate principal amount of convertible preferred shares at such conversion rate.

        All of the ADSs sold in this offering and the Class A ordinary shares they represent will be freely transferable without restriction or further registration under the Securities Act except for (i) any ADSs held by our "affiliates", and (ii) any ADSs purchased by STT GDC to the extent it is allocated all or a portion of the aggregate of up to US$213.5 million of ADSs that it has indicated an interest in purchasing in this offering, which will be subject to a 90-day lock-up agreement described below. Sales of substantial amounts of our ADSs in the public market could materially and adversely affect prevailing market prices of our ADSs.

Lock-Up and Market Stand-Off Agreements

        We, our directors, executive officers and certain of our other significant shareholders, including STT GDC and EDC Group Limited, have entered into lock-up agreements prior to the commencement of this offering pursuant to which we and they have agreed, subject to certain exceptions, not to, without the prior written consent of J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, offer, pledge, issue, sell, contract to sell, sell any option or contract to option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of our ordinary shares, in the form of ADSs or otherwise, or any securities convertible into or exchangeable or exercisable for our ordinary shares, in the form of ADSs or otherwise, for a period of 90 days after the date this prospectus supplement becomes effective. After the expiration of the 90-day period, as applicable, the ordinary shares or ADSs held by our directors, executive officers or existing shareholders may be sold subject to the restrictions under Rule 144 under the Securities Act or by means of registered public offerings.

        As a result of these agreements, subject to the provisions of Rule 144 or Rule 701, ADSs are or will be available for sale in the public market as follows:

  •
  on the date of this prospectus supplement, 63,832,902 of our ADSs (including 11,283,497 ADSs sold in this offering but excluding up to US$213.5 million of ADSs that may be purchased in this offering by STT GDC, which, if purchased, would be subject to the volume and other restrictions of Rule 144 and the lock-up agreement described in the second bullet point) are available for sale in the public market based on an assumed public offering price of US$35.45 per ADS, which is the last reported closing price of our ADSs on March 12, 2019; and

  •
  the remaining ordinary shares and ADSs will become eligible for sale on June 13, 2019 in the public market upon expiration of the lock-up agreements entered into with the underwriters for this offering and from time to time thereafter subject to vesting and, in some cases, to the volume and other restrictions of Rule 144, as described below.

Rule 144

        All of our ordinary shares issued prior to our initial public offering are "restricted shares" as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned our restricted securities for at least six months is entitled to sell the restricted securities without registration under the Securities Act, subject to certain restrictions. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares) may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

  •
  1% of the number of our ordinary shares then outstanding, in the form of ADSs or otherwise, which will equal approximately 10,973,376 ordinary shares immediately after this offering; and

  •
  the average weekly trading volume of our ADSs on the Nasdaq during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

        Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. The manner-of-sale provisions require the securities to be sold either in "brokers' transactions" as such term is defined under the Securities Act, through transactions directly with a market maker as such term is defined under the Exchange Act or through a riskless principal transaction as described in Rule 144. In addition, the manner-of-sale provisions require the person selling the securities not to solicit or arrange for the solicitation of orders to buy the securities in anticipation of or in connection with such transaction or make any payment in connection with the offer or sale of the securities to any person other than the broker or dealer who executes the order to sell the securities. If the amount of securities to be sold in reliance upon Rule 144 during any period of three months exceeds 5,000 shares or other units or has an aggregate sale price in excess of US$50,000, three copies of a notice on Form 144 should be filed with the SEC. If such securities are admitted to trading on any national securities exchange, one copy of such notice also must be transmitted to the principal exchange on which such securities are admitted. The Form 144 should be signed by the person for whose account the securities are to be sold and should be transmitted for filing concurrently with either the placing with a broker of an order to execute a sale of securities or the execution directly with a market maker of such a sale.

        Persons who are not our affiliates and have beneficially owned our restricted securities for more than six months but not more than one year may sell the restricted securities without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our restricted securities for more than one year may freely sell the restricted securities without registration under the Securities Act.

Rule 701

        In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such ordinary shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Registration Rights

        Upon closing of this offering, the holders of 482,503,118 of our Class A ordinary shares or their transferees will be entitled to request that we register their ordinary shares under the Securities Act, following the expiration of the lock-up agreements described above.

        Upon the closing of the Concurrent Private Convertible Secured Offering, we will grant customary registration rights to Ping An Overseas Holdings with respect to the convertible preferred shares and the Class A ordinary shares into which they may be converted.

UNDERWRITING

        We are offering the ADSs described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, are acting as joint book running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the representatives, on behalf of the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of ADSs listed next to its name in the following table:

Name	Number of ADSs
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
Cowen and Company, LLC
Credit Agricole Securities (USA) Inc.
Raymond James & Associates, Inc.
Suntrust Robinson Humphrey, Inc.

Total

        The underwriters are committed to purchase all the ADSs offered by us if they purchase any ADSs. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

        STT GDC, one of our major shareholders which is affiliated with, and has the right to appoint, certain of our directors, has indicated an interest in purchasing up to approximately US$213.5 million of ADSs in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, less or no shares to STT GDC and STT GDC could determine to purchase more, less or no ADSs in this offering. The underwriters will receive the same underwriting discounts and commissions on any ADSs purchased by STT GDC as they will on any other ADSs sold to the public in this offering.

        The underwriters propose to offer the ADSs directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of US$            per ADS. Any such dealers may resell ADSs to certain other brokers or dealers at a discount of up to US$            per ADS from the public offering price. After the initial offering of the ADSs to the public, the offering price and other selling terms may be changed by the underwriters. Sales of ADSs made outside of the United States may be made by affiliates of the underwriters.

        The address of J.P. Morgan Securities LLC is 383 Madison Avenue, New York, New York 10179, United States of America. The address of Morgan Stanley & Co. LLC is 1585 Broadway New York, New York 10036, United States of America. The address of RBC Capital Markets, LLC is 200 Vesey Street, 8th Floor, New York, New York 10281, United States of America.

Option to Purchase Additional ADSs

        The underwriters have an option to buy up to an additional US$60 million of ADSs from us, to cover sales of ADSs by the underwriters which exceed the number of ADSs specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional ADSs. If any ADSs are purchased with this option to purchase additional

ADSs, the underwriters will purchase ADSs in approximately the same proportion as shown in the table above. If any additional ADSs are purchased, the underwriters will offer the additional ADSs on the same terms as those on which the ADSs are being offered.

Commissions and Expenses

        The underwriting fee is equal to the public offering price per ADS less the amount paid by the underwriters to us per ADS. The underwriting fee is US$            per ADS. The following table shows the per ADS and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters' option to purchase additional ADSs.

	Without exercise of option to purchase additional ADSs	With full exercise of option to purchase additional ADSs
Per ADS	US$	US$
Total	US$	US$

        We have also agreed to reimburse the underwriters for certain expenses in connection with this offering in an aggregate amount not exceeding US$35,000. Such reimbursements are deemed underwriting compensation by the Financial Industry Regulatory Authority, Inc.

        We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately US$1.5 million.

Electronic Distribution

        A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of ADSs to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

Lock-Up Agreements

        We have agreed that, with limited exceptions, we will not (i) offer, pledge, issue, sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any of our ordinary shares or the ADSs, or securities convertible into or exchangeable or exercisable for any of our ordinary shares or the ADSs, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap, hedge or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any of our ordinary shares, the ADSs or any such other securities, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position in our ordinary shares or the ADSs or any such other securities, or publicly disclose the intention to make any such agreement or transaction, whether any of these transactions are to be settled by the delivery of ordinary shares, ADSs or such other securities, in cash or otherwise, in each case without the prior written consent of J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC for a period of 90 days after the date of this prospectus supplement.

        Our directors, executive officers and certain of our other significant shareholders, namely, STT GDC and EDC Group Limited, shareholders have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of our ordinary shares or the ADSs, or any securities convertible into or exercisable or exchangeable for our ordinary shares or the ADSs (including, with limited exceptions, ordinary shares, ADSs or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of an option or warrant) or (2) enter into any swap, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our ordinary shares or the ADSs, or such other securities, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position in our ordinary shares or the ADSs or any such other securities, or publicly disclose the intention to make any such agreement or transaction, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ordinary shares or ADSs or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any of our ordinary shares or the ADSs, or any security convertible into or exercisable or exchangeable for our ordinary shares or the ADSs.

Relationships

        Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. Specifically, J.P. Morgan Securities LLC will serve as placement agent for the Concurrent Private Convertible Preferred Offering. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Indemnification

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Nasdaq Global Market Listing

        Our ADSs are listed on the Nasdaq Global Market under the symbol "GDS".

Stabilization, Short Positions and Penalty Bids

        In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling ADSs in the open market for the purpose of preventing or retarding a decline in the market price of the ADSs while this offering is in progress. These stabilizing transactions may include making short sales of ADSs, which involves the sale by the underwriters of a greater number of ADSs than they are required to purchase in this offering, and purchasing ADSs on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriters' option to purchase additional ADSs referred to above, or may be "naked" shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional ADSs, in whole or in part, or by purchasing ADSs in the open market. In making this determination, the underwriters will consider, among other things, the price of

ADSs available for purchase in the open market compared to the price at which the underwriters may purchase ADSs through the option to purchase additional ADSs. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase ADSs in the open market to cover the position.

        The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the ADSs, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase ADSs in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those ADSs as part of this offering to repay the underwriting discount received by them.

        These activities may have the effect of raising or maintaining the market price of the ADSs or preventing or retarding a decline in the market price of the ADSs, and, as a result, the price of the ADSs may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Global Market, in the over the counter market or otherwise.

        In addition, in connection with this offering certain of the underwriters (and selling group members) may engage in passive market making transactions in our common stock on The Nasdaq Stock Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The Nasdaq Stock Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker's average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Selling Restrictions

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

        Canada.    The ADSs may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

        European Economic Area.    In relation to each Member State of the European Economic Area (each, a "Relevant Member State"), no offer of ADSs may be made to the public in that Relevant Member State other than:

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  B.
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

  C.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

        provided that no such offer of ADSs shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person in a Relevant Member State who initially acquires any ADSs or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any ADSs being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ADSs acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ADSs to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

        The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

        This prospectus has been prepared on the basis that any offer of ADSs in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of ADSs. Accordingly any person making or intending to make an offer in that Relevant Member State of ADSs which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of ADSs in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any ADSs in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ADSs to be offered so as to enable an investor to decide to purchase or subscribe the ADSs, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        Hong Kong.    The ADSs have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the ADSs has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

        People's Republic of China.    This prospectus does not constitute a public offer of the ADSs, whether by sale or subscription, in the PRC. The ADSs are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

        Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the ADSs or any beneficial interest therein without obtaining all prior PRC governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

        Singapore.    This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (b)
  where no consideration is or will be given for the transfer;

  (c)
  where the transfer is by operation of law;

  (d)
  as specified in Section 276(7) of the SFA; or

  (e)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

        United Kingdom.    This document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons").

        Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

TAXATION

        The following summary of the material Cayman Islands, PRC and U.S. federal income tax consequences of an investment in ADSs or Class A ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in ADSs or Class A ordinary shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Conyers Dill & Pearman, our Cayman Islands counsel, and to the extent that the discussion relates to matters of PRC tax law, it represents the opinion of King & Wood Mallesons.

Cayman Islands Taxation

        The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty or withholding tax applicable to us or to any holder of our ADSs and ordinary shares. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies except those which hold interests in land in the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

        Pursuant to Section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, we have obtained an undertaking from the Governor-in-Council:

  (i)
  that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciation shall apply to us or our operations; and

  (ii)
  that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on our shares, debentures or other obligations.

        The undertaking for us is for a period of twenty years from June 8, 2004.

People's Republic of China Taxation

        In March 2007, the National People's Congress of China enacted the Enterprise Income Tax Law, which became effective on January 1, 2008 and was amended on February 24, 2017. The Enterprise Income Tax Law provides that enterprises organized under the laws of jurisdictions outside China with their "de facto management bodies" located within China may be considered PRC resident enterprises and therefore subject to PRC enterprise income tax at the rate of 25% on their worldwide income. The Implementation Rules of the Enterprise Income Tax Law further defines the term "de facto management body" as the management body that exercises substantial and overall management and control over the business, personnel, accounts and properties of an enterprise. While we do not currently consider our company or any of our overseas subsidiaries to be a PRC resident enterprise, there is a risk that the PRC tax authorities may deem our company or any of our overseas subsidiaries as a PRC resident enterprise since a substantial majority of the members of our management team as well as the management team of some of our overseas subsidiaries are located in China, in which case we or the overseas subsidiaries, as the case may be, would be subject to the PRC enterprise income tax at the rate of 25% on worldwide income. If the PRC tax authorities determine that our Cayman Islands holding company is a "resident enterprise" for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. One example is a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares or ADSs. It is unclear whether, if we are considered a PRC resident enterprise, holders of our shares or ADSs would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.

Material United States Federal Income Tax Considerations

        The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of our ADSs and ordinary shares as of the date hereof. This summary is only applicable to ADSs and ordinary shares held as capital assets by a United States Holder (as defined below).

        As used herein, the term "United States Holder" means a beneficial owner of our ADSs or ordinary shares that is for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be replaced, revoked or modified so as to result in United States federal income tax consequences different from those discussed below. In addition, this summary is based, in part, upon representations made by the depositary to us and assumes that the deposit agreement, and all other related agreements, will be performed in accordance with their terms.

        This summary does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

  •
  a dealer in securities or currencies;

  •
  a financial institution;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  an insurance company;

  •
  a tax-exempt organization;

  •
  a person holding our ADSs or ordinary shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

  •
  a trader in securities that has elected the mark-to-market method of accounting for your securities;

  •
  a person liable for alternative minimum tax;

  •
  a person who owns or is deemed to own 10% or more of our stock (by vote or value);

  •
  a partnership or other pass-through entity for United States federal income tax purposes;

  •
  a person required to accelerate the recognition of any item of gross income with respect to our ADSs or ordinary shares as a result of such income being recognized on an applicable financial statement; or

  •
  a person whose "functional currency" is not the United States dollar.

        If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our ADSs or ordinary shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our ADSs or ordinary shares, you should consult your tax advisors.

        This summary does not contain a detailed description of all the United States federal income tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income or the effects of any state, local or non-United States tax laws. If you are considering the purchase, ownership or disposition of our ADSs or ordinary shares, you should consult your own tax advisors concerning the United States federal income tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

ADSs

        If you hold ADSs, for United States federal income tax purposes, you generally will be treated as the owner of the underlying ordinary shares that are represented by such ADSs. Accordingly, deposits or withdrawals of ordinary shares for ADSs will not be subject to United States federal income tax.

Taxation of Dividends

        Subject to the discussion under "—Passive Foreign Investment Company" below, the gross amount of any distributions on the ADSs or ordinary shares (including any amounts withheld to reflect PRC withholding taxes) will be taxable as dividends, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Such income (including withheld taxes) will be includable in your gross income as ordinary income on the day actually or constructively received by you, in the case of the ordinary shares, or by the depositary, in the case of ADSs. Such dividends will not be eligible for the dividends received deduction allowed to corporations under the Code.

        With respect to non-corporate United States Holders, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A foreign corporation is treated as a qualified foreign corporation with respect to dividends received from that corporation on ordinary shares (or ADSs backed by such shares) that are readily tradable on an established securities market in the United States. Our ADSs are listed on the Nasdaq. United States Treasury Department guidance indicates that our ADSs are readily tradable on an established securities market in the United States. Thus, subject to the discussion under "—Passive Foreign Investment Company" below, we believe that dividends we pay on our ADSs will meet the conditions required for the reduced tax rate. Since we do not expect that our ordinary shares will be listed on an established securities market, we do not believe that dividends that we pay on our ordinary shares that are not represented by ADSs will meet the conditions required for these reduced tax rates. There also can be no assurance that our ADSs will continue to be readily tradable on an established securities market in later years. Consequently, there can be no assurance that our ADSs will continue to be afforded the reduced tax rates. A qualified foreign corporation also includes a foreign corporation that is eligible for the benefits of certain income tax treaties with the United States. In the event that we are deemed to be a PRC resident enterprise under the PRC tax law (see "—People's Republic of China Taxation" above), we may be eligible for the benefits of the income tax treaty between the United States and the PRC, or the Treaty. In that case, dividends we pay on our ordinary shares would be eligible for the reduced rates of taxation whether or not the shares are readily tradable on an established securities market in the United States, and whether or not the shares are represented by ADSs. Non-corporate United States Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as "investment income" pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You should consult your own tax advisors regarding the application of these rules given your particular circumstances.

        Non-corporate United States Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a passive foreign investment company, or PFIC, in the taxable year in which such dividends are paid or in the preceding taxable year (see "—Passive Foreign Investment Company" below).

        In the event that we are deemed to be a PRC resident enterprise under the PRC tax law, you may be subject to PRC withholding taxes on dividends paid to you with respect to the ADSs or ordinary shares. See "—People's Republic of China Taxation." In that case, subject to certain conditions and limitations (including a minimum holding period requirement), PRC withholding taxes on dividends may be treated as foreign taxes eligible for credit against your United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the ADSs or ordinary shares will be treated as foreign-source income and will generally constitute passive category income. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances.

        To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits, as determined under United States federal income tax principles, the distribution ordinarily would be treated, first, as a tax-free return of capital, causing a reduction in the adjusted basis of the ADSs or ordinary shares (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you on a subsequent disposition of the ADSs or ordinary shares), and, second, the balance in excess of adjusted basis ordinarily would be taxed as capital gain recognized on a sale or exchange. However, we do not expect to determine our earnings and profits in accordance with United States federal income tax principles. Therefore, you should expect that distributions will generally be reported to the Internal Revenue Service, or IRS, and taxed to you as dividends (as discussed above), even if they might ordinarily be treated as a tax-free return of capital or as capital gain.

Passive Foreign Investment Company

        Based on the past and projected composition of our income and assets, and the valuation of our assets, including goodwill, we do not believe we were a PFIC for our taxable year ended December 31, 2018 and we do not expect to be a PFIC for our taxable year ending December 31, 2019 or in future taxable years, although there can be no assurance in this regard, since the determination of our PFIC status cannot be made until the end of a taxable year and depends significantly on the composition of our assets and income throughout the year.

        In general, we will be a PFIC for any taxable year in which:

  •
  at least 75% of our gross income is passive income, or

  •
  at least 50% of the value (based on a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income.

        For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person), as well as gains from the sale of assets (such as stock) that produce passive income, foreign currency gains, and certain other categories of income. If we own at least 25% (by value) of the stock of another corporation, we will be treated, for purposes of determining whether we are a PFIC, as owning our proportionate share of the other corporation's assets and receiving our proportionate share of the other corporation's income. However, it is not entirely clear how the contractual arrangements between us and our consolidated VIEs will be treated for purposes of the PFIC rules. For United States federal income tax purposes, we consider ourselves to own the stock of our consolidated VIEs. If it is determined, contrary to our view, that we do not own the stock of our consolidated VIEs for United States federal income tax purposes (for instance, because the relevant PRC authorities do not respect these arrangements), that would alter the composition of our income and assets for purposes of testing our PFIC status, and may cause us to be treated as a PFIC.

        The determination of whether we are a PFIC is made annually. Accordingly, it is possible that we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition. The calculation of the value of our assets will be based, in part, on the quarterly market value of our ADSs, which is subject to change. The composition of our income and our assets will also be affected by how, and how quickly, we spend the cash raised in our initial public offering. If the cash is not deployed for active purposes, our risk of becoming a PFIC may increase.

        If we are a PFIC for any taxable year during which you hold our ADSs or ordinary shares and you do not make a timely mark-to-market election, as described below, you will be subject to special—and generally very unfavorable—tax rules with respect to any "excess distribution" received and any gain realized from a sale or other disposition, including a pledge, of ADSs or ordinary shares. Distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or your holding period for the ADSs or ordinary shares will be treated as excess distributions. Under these special tax rules:

  •
  the excess distribution or gain will be allocated ratably over your holding period for the ADSs or ordinary shares,

  •
  the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

  •
  the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

        Although the determination of whether we are a PFIC is made annually, if we are a PFIC for any taxable year in which you hold our ADSs or ordinary shares, you will generally be subject to the special tax rules described above for that year and for each subsequent year in which you hold the ADSs or ordinary shares (even if we do not qualify as a PFIC in any subsequent years). However, if we cease to be a PFIC, you can avoid the continuing impact of the PFIC rules by making a special election to recognize gain as if your ADSs or ordinary shares had been sold on the last day of the last taxable year during which we were a PFIC. You are urged to consult your own tax advisor about this election.

        In certain circumstances, in lieu of being subject to the special tax rules discussed above, you may make a mark-to-market election with respect to your ADSs or ordinary shares provided such ADSs or ordinary shares are treated as "marketable stock." The ADSs or ordinary shares generally will be treated as marketable stock if the ADSs or ordinary shares are "regularly traded" on a "qualified exchange or other market" (within the meaning of the applicable Treasury regulations). Under current law, the mark-to-market election may be available to holders of ADSs as the ADSs are listed on the Nasdaq, which constitutes a qualified exchange, although there can be no assurance that the ADSs will be "regularly traded" for purposes of the mark-to-market election. It should also be noted that only the ADSs and not the ordinary shares are listed on the Nasdaq. Consequently, if you are a holder of ordinary shares that are not represented by ADSs, you generally will not be eligible to make a mark-to-market election.

        If you make an effective mark-to-market election, for each taxable year that we are a PFIC, you will include as ordinary income the excess of the fair market value of your ADSs at the end of the year over your adjusted basis in the ADSs. You will be entitled to deduct as an ordinary loss in each such year the excess of your adjusted basis in the ADSs over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If you make an effective mark-to-market election, any gain you recognize upon the sale or other disposition of your ADSs in a year that we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

        Your adjusted basis in the ADSs will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If you make a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ADSs are no longer regularly traded on a qualified exchange or other market, or the IRS consents to the revocation of the election. You are urged to consult your tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances.

        A different election, known as the "qualified electing fund" or "QEF" election is generally available to holders of PFIC stock, but requires that the corporation provide the holders with a "PFIC Annual Information Statement" containing certain information necessary for the election, including the holder's pro rata share of the corporation's earnings and profits and net capital gains for each taxable year, computed according to United States federal income tax principles. We do not intend, however, to determine our earnings and profits or net capital gain under United States federal income tax principles, nor do we intend to provide United States Holders with a PFIC Annual Information Statement. Therefore, you should not expect to be eligible to make this election.

        If we are a PFIC for any taxable year during which you hold our ADSs or ordinary shares and any of our non-United States subsidiaries is also a PFIC, you will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.

        You will generally be required to file IRS Form 8621 if you hold our ADSs or ordinary shares in any year in which we are classified as a PFIC. You are urged to consult your tax advisors concerning the United States federal income tax consequences of holding ADSs or ordinary shares if we are considered a PFIC in any taxable year.

Taxation of Capital Gains

        For United States federal income tax purposes, you will recognize taxable gain or loss on any sale or exchange of ADSs or ordinary shares in an amount equal to the difference between the amount realized for the ADSs or ordinary shares and your adjusted basis in the ADSs or ordinary shares. Subject to the discussion under "—Passive Foreign Investment Company" above, such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held the ADSs or ordinary shares for more than one year. Long-term capital gains of non-corporate United States Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by you will generally be treated as United States source gain or loss. However, if we are treated as a PRC resident enterprise for PRC tax purposes and PRC tax is imposed on any gain, and if you are eligible for the benefits of the Treaty, you may elect to treat such gain as PRC source gain. If you are not eligible for the benefits of the Treaty or you fail to make the election to treat any gain as PRC source, then you may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of our ADSs or ordinary shares unless such credit can be applied (subject to applicable limitations) against United States federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). You are urged to consult your tax advisors regarding the tax consequences if any PRC tax is imposed on gain on a disposition of our ordinary shares or ADSs, including the availability of the foreign tax credit and the election to treat any gain as PRC source, under your particular circumstances.

Information Reporting and Backup Withholding

        In general, information reporting will apply to dividends in respect of our ADSs or ordinary shares and the proceeds from the sale, exchange or other disposition of our ADSs or ordinary shares that are paid to you within the United States (and in certain cases, outside the United States), unless you are an exempt recipient such as a corporation. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of other exempt status or fail to report in full dividend and interest income.

        Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS in a timely manner.

        Certain United States Holders are required to report information relating to our ADSs or ordinary shares by attaching a complete Form 8938, Statement of Specified Foreign Financial Assets, with their tax returns for each year in which they hold ADSs or ordinary shares. Significant penalties can apply if you are required to file this form and you fail to do so. You are urged to consult your own tax advisor regarding this and other information reporting requirements relating to your ownership of the ADSs or ordinary shares.

LEGAL MATTERS

        We are being represented by Simpson Thacher & Bartlett LLP with respect to certain legal matters of United States federal securities and New York state law. Certain legal matters of United States federal securities and New York state law in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP. The validity of the Class A ordinary shares represented by the ADSs offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by King & Wood Mallesons and for the underwriters by Fangda Partners. Simpson Thacher & Bartlett LLP and Conyers Dill & Pearman may rely upon King & Wood Mallesons with respect to matters governed by PRC law. Latham & Watkins LLP may rely upon Fangda Partners with respect to matters governed by PRC law.

EXPERTS

        The consolidated financial statements of GDS Holdings Limited as of December 31, 2017 and 2018, and for each of the years in the three-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the December 31, 2018 consolidated financial statements refers to a change to the Company's method of accounting for revenue recognition in 2018 due to the adoption of ASU No.2014-09, Revenue from Contracts with Customers (Topic 606), as amended.

        The office of KPMG Huazhen LLP is located at 25th Floor, Tower II, Plaza 66, 1266 Nanjing West Road, Shanghai, People's Republic of China.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are currently subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings may also be obtained over the Internet at the SEC's website at www.sec.gov.

        This prospectus supplement is part of a registration statement we filed with the SEC, using a shelf registration process under the Securities Act, relating to the securities to be offered. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with generally accepted accounting principles in the United States, and all notices of shareholders' meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

        Our principal executive offices are located at 2/F Tower 2, Youyou Century Place, 428 South Yanggao Road, Pudong, Shanghai 200127, People's Republic of China. Our telephone number at this address is +86-21-2033-0303. Our registered office in the Cayman Islands is located at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our telephone number at this address is +1 (345) 949 1040. We also have four regional offices in Suzhou, Beijing, Chengdu and Shenzhen. Investors should submit any inquiries to the address and telephone number of our principal executive offices set forth above.

        Our main website is www.gds-services.com, and the information contained on this website is not a part of this prospectus. Our agent for service of process in the United States is Law Debenture Corporate Services Inc. located at 801 2nd Avenue, Suite 403, New York, NY 10017.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference in this prospectus supplement, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2018, originally filed with the SEC on March 13, 2019;

  •
  exhibits 99.2, 99.3 and 99.4 to our current report on Form 6-K furnished to the SEC on March 13, 2019;

  •
  the description of the securities contained in our registration statement on Form 8-A filed on October 20, 2016 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

  •
  any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus; and

  •
  any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus supplement.

        Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

GDS Holdings Limited
2/F, Tower 2, Youyou Century Place
428 South Yanggao Road
Pudong, Shanghai 200127
People's Republic of China
+86-21-2033-0303

        You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

GDS Holdings Limited

CLASS A ORDINARY SHARES

        We may from time to time in one or more offerings offer and sell our Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs.

        In addition, from time to time, the selling shareholders to be named in a prospectus supplement may offer and sell our Class A ordinary shares or ADSs held by them. The selling shareholders may sell shares of our Class A ordinary shares or ADSs through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of shares of our Class A ordinary shares by the selling shareholders.

        We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

        These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities granted to them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled "Plan of Distribution" beginning on page 35 of this prospectus.

        Our ADSs are listed on the Nasdaq Global Market under the symbol "GDS." On January 22, 2018, the last reported sale price of the ADSs on the Nasdaq Global Market was US$26.97 per ADS.

        Our outstanding share capital consists of Class A ordinary shares and Class B ordinary shares. The rights of the holders of our Class A ordinary shares and our Class B ordinary shares are virtually identical other than with respect to voting, conversion and director nomination rights. Each of our Class A and Class B ordinary shares is entitled to one vote per share except that each Class B ordinary share is entitled to 20 votes with respect to (i) the election of a simple majority of our directors and (ii) any change to our articles of association that would adversely affect the rights of the holders of Class B ordinary shares at general meetings of our shareholders. Each Class B ordinary share is convertible at any time into one Class A ordinary share. For so long as there are Class B ordinary shares outstanding, the holders of Class B ordinary shares will also have the right to nominate one less than a simple majority, or five, of the directors to our board of directors, which directors shall be subject to the voting arrangements described above. See "Description of Share Capital."

        Investing in these securities involves a high degree of risk. You should carefully consider the risks and uncertainties discussed under the heading "Risk Factors" included in the applicable prospectus supplement or under similar headings in other documents which are incorporated by reference in this prospectus.

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 23, 2018.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or the prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        You should carefully read this document and the applicable prospectus supplement. You should also read the documents we have referred you to under "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference" below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC's website or at the SEC as described under "Where You Can Find More Information About Us." In this prospectus, unless otherwise indicated or unless the context otherwise requires:

  •
  "ADSs" are to our American depositary shares, each of which represents eight Class A ordinary shares, and "ADRs" are to the American depositary receipts that evidence our ADSs;

  •
  "area committed" are to the net floor area of data centers in service for which agreements from customers remain in effect;

  •
  "area held for future development" are to the estimated data center net floor area that we expect to be able to develop on land, at buildings and pursuant to development or lease agreements which we have secured, but which are not under construction;

  •
  "area in service" are to the net floor area of data centers in service for which one or more modules have been equipped and fitted out ready for utilization by customers;

  •
  "area pre-committed" are to the net floor area of data centers under construction for which agreements from customers remain in effect;

  •
  "area utilized" are to the net floor area of data centers in service that is also revenue generating pursuant to customer agreements in effect;

  •
  "area under construction" are to the net floor area of data centers which are under construction and are not yet ready for service;

  •
  "China" and the "PRC" are to the People's Republic of China, excluding, for the purposes of this prospectus only, Taiwan, the Hong Kong Special Administrative Region and the Macao Special Administrative Region;

  •
  "commitment rate" are to the ratio of area committed to area in service;

  •
  "ordinary shares" refers to, collectively, our Class A ordinary shares and Class B ordinary shares, par value US$0.00005 per share;

  •
  "pre-commitment rate" are to the ratio of area pre-committed to area under construction;

  •
  "RMB" or "Renminbi" are to the legal currency of China;

  •
  "self-developed data centers" are to data centers that we have either purpose-built, acquired while under construction and completed, or converted from existing buildings to fit our standards;

  •
  "sqm" are to square meters;

  •
  "third party data centers" are to data center net floor area that we lease on a wholesale basis from other data center providers and use to provide data center services to our customers;

  •
  "US$," "U.S. dollars," or "dollars" are to the legal currency of the United States;

  •
  "utilization rate" are to the ratio of area utilized to area in service; and

  •
  "we," "us," "our company" and "our" are to GDS Holdings Limited and its subsidiaries and consolidated affiliated entities, as the context requires.

        Unless specifically indicated otherwise or unless the context otherwise requires, all references to our ordinary shares exclude Class A ordinary shares issuable upon the exercise of outstanding options with respect to our ordinary shares under our share incentive plans.

        We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

 FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us and our industry. We have based these forward-looking statements on our current expectations and projections about future events. The forward-looking statements included in this prospectus, any prospectus supplement and the documents incorporated by reference are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" included in documents we file from time to time with the SEC, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2016 (incorporated by reference herein). In some cases, these forward-looking statements can be identified by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. The forward-looking statements included or incorporated by reference in this prospectus relate to, among others:

  •
  our goals and strategies;

  •
  our expansion plans;

  •
  our future business development, financial condition and results of operations;

  •
  the expected growth of the data center and cloud services market;

  •
  our expectations regarding demand for, and market acceptance of, our services;

  •
  our expectations regarding keeping and strengthening our relationships with customers; and

  •
  general economic and business conditions in the regions where we operate.

        In addition, any projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the heading "Risk Factors" included in the applicable prospectus supplement or under similar headings in other documents which are incorporated by reference in this prospectus. You should not place undue reliance on these forward-looking statements.

        The forward-looking statements made in this prospectus and the documents incorporated by reference relate only to events or information as of the date on which the statements are made in this prospectus or the date of the incorporated document, as applicable. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

 OUR COMPANY

        We are a leading developer and operator of high-performance data centers in China. Our facilities are strategically located in China's primary economic hubs where demand for high-performance data center services is concentrated. Our data centers have large net floor area, high power capacity, density and efficiency, and multiple redundancy across all critical systems. We are carrier and cloud neutral, which enables our customers to connect to all major PRC telecommunications carriers, and to access a number of the largest PRC cloud service providers, whom we host in our facilities. We offer colocation and managed services, including direct private connection to major cloud platforms. We have a 17-year track record of service delivery, successfully fulfilling the requirements of some of the largest and most demanding customers for outsourced data center services in China. Our base of approximately 500 customers consists predominantly of hyper-scale Cloud service providers, large Internet companies, financial institutions, telecommunications and IT service providers, and large domestic private sector and multinational corporations. As of September 30, 2017, we had an aggregate net floor area of 77,832 sqm in service, 89.8% of which was committed, and an aggregate net floor area of 37,478 sqm under construction, 34.6% of which was pre-committed.

        We believe the market for high-performance data center services in China is experiencing strong growth. Demand is driven by the confluence of several secular economic and industry trends, including: rapid growth of the Internet, e-commerce, e-payments and big data; rising adoption of Cloud computing and server virtualization, which requires data centers with higher power capacity, density and efficiency; increasing criticality of information technology and data in the enterprise environment which requires data centers with higher reliability; and growing reliance by enterprises on outsourcing as a solution to the increasing complexity and cost of managing mission-critical IT infrastructure. We believe that, as a result of this strong demand and the challenges of sourcing, developing and operating new facilities that meet the required standard, there is a relative scarcity of high-performance data center capacity in China. In addition to our core markets, we have recently commenced construction of build-to-suit data centers for one of our largest customers, Alibaba, at a low-cost location in North China.

        Our portfolio of data centers and secured expansion capacity are strategically located to address this growing demand. We operate our data centers to service our customers predominantly in Shanghai, Beijing, Shenzhen, Guangzhou, Chengdu and Hong Kong, the primary financial, commercial, industrial and communications hubs in each region of China. Our data centers are located in close proximity to the corporate headquarters and key operation centers of many large enterprises, providing convenient access for our customers. Furthermore, the extensive multi-carrier telecommunications networks in these markets enable our customers to enhance the performance and lower the cost of connectivity to our facilities.

        Our data centers are large-scale, highly reliable and highly efficient facilities that provide a flexible, modular and secure operating environment in which our customers can house, power and cool the computer systems and networking equipment that support their mission-critical IT infrastructure. We install large power capacity and optimize power usage efficiency, which enables our customers to deploy their IT infrastructure more efficiently and reduce their operating and capital costs. As a result of our advanced data center design, high technical specifications and robust operating procedures, we are able to make service level commitments related to service availability and other key metrics that meet our customers' required standards.

        We currently serve approximately 500 customers, including large Internet companies, a diverse community of approximately 250 financial institutions, telecommunications and IT service providers and large domestic private sector and multinational corporations, many of which are leaders in their respective industries. Within our customer base, we host a number of major cloud platforms, including Ali Cloud and Tencent Cloud, which are each present in several of our data centers. Contracts with our large Internet and hyper-scale cloud customers have terms of three to ten years, while contracts with our enterprise customers typically have terms of one to five years.

 CORPORATE INFORMATION

        Our principal executive offices are located at 2/F Tower 2, Youyou Century Place, 428 South Yanggao Road, Pudong, Shanghai 200127, People's Republic of China. Our telephone number at this address is +86-21-2033-0303. Our registered office in the Cayman Islands is located at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our telephone number at this address is +1 (345) 949 1040. We also have six regional offices in Suzhou, Beijing, Chengdu, Shenzhen, Guangzhou and Hong Kong. Investors should submit any inquiries to the address and telephone number of our principal executive offices set forth above.

        Our main website is www.gds-services.com, and the information contained on this website is not a part of this prospectus. Our agent for service of process in the United States is Law Debenture Corporate Services Inc. located at 801 2nd Avenue, Suite 403, New York, NY 10017.

        As a foreign private issuer, we are exempt under the Exchange Act of 1934, as amended, or the Exchange Act, from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with generally accepted accounting principles in the United States, and all notices of shareholders' meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

        As a company with less than US$1.07 billion in revenue for the last fiscal year, we qualify as an "emerging growth company" pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, in the assessment of the emerging growth company's internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. However, we have elected to "opt out" of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

        We will remain an emerging growth company until the earliest of (a) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (b) December 31, 2021; (c) the date on which we have, during the previous three year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a "large accelerated filer" under the Exchange Act, which would occur if the market value of our ADSs that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

 RISK FACTORS

        Any investment in our securities involves a high degree of risk. You should carefully consider the risk factors discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under the heading "Risk Factors" in our annual report on Form 20-F for the fiscal year ended December 31, 2016, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL

        We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Law (2016 Revision), as amended, of the Cayman Islands, which is referred to as the Companies Law below, and the common law of the Cayman Islands.

        As of the date of this prospectus, our authorized share capital was US$100,100 divided into 2,002,000,000 ordinary shares, comprising 1,800,000,000 Class A ordinary shares, 200,000,000 Class B ordinary shares and 2,000,000 preferred shares, with a par value of US$0.00005 each. As of the date of this prospectus, there are 873,679,337 Class A ordinary shares and 67,590,336 Class B ordinary shares issued, fully-paid and outstanding. All of our ordinary shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

        The following are summaries of material provisions of our memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares. The following summary is not complete, and you should read our memorandum and articles of association, which were filed with the SEC as Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-213951), originally filed on October 4, 2016, as amended.

Registered Office, Entry Number and Objects

        Our registered office in the Cayman Islands is located at the Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. We were incorporated as an exempted company under the laws of the Cayman Islands in 2006 and our incorporation number is 178332. The memorandum of association provides, inter alia, that the liability of each of the members of our company is limited to the amount from time to time unpaid on such member's shares. The objects for which our company is established are unrestricted, and we shall have full power and authority to carry out any object not prohibited or limited by the Companies Law.

Board of Directors

        See "Item 6. Directors, Senior Management and Employees—C. Board Practices—Duties of Directors" and "Item 6. Directors, Senior Management and Employees—C. Board Practices—Appointment, Nomination and Terms of Directors" in our annual report on Form 20-F for the fiscal year ended December 31, 2016, which item is incorporated by reference in this prospectus.

Ordinary Shares

        General.    All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.

        Dividends.    The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Law and to the articles of association.

  Voting Rights.

        Our share capital is currently divided into two classes of shares, namely, ordinary shares and preferred shares. Our outstanding share capital consists of Class A ordinary shares, Class B ordinary shares and preferred shares. Class A ordinary shares and Class B ordinary shares carry equal rights, generally rank pari passu with one another and are entitled to one vote per share at general meetings of shareholders, except for only the following matters at general meetings of shareholders, with respect to which Class B ordinary shares are entitled to 20 votes per share: (i) the election of a simple majority, or six, of our directors; and (ii) any change to our articles of association that would adversely affect the rights of Class B shareholders. With respect to any other matters at general meetings of our shareholders, each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to one vote. Class B ordinary shares are convertible into Class A ordinary shares, and will automatically convert into Class A ordinary shares under certain circumstances. Any Class A ordinary shares which Class B shareholders acquire will be converted into Class B ordinary shares. See "Description of Share Capital—Ordinary Shares—Conversion" of our Registration Statement on Form F-1 originally filed with the SEC on October 4, 2016, as amended (File No. 333-213951).

        Voting at any meeting of shareholders is by way of a poll, unless the chairman allows a vote by show of hands on a resolution which relates purely to a procedural or administrative matter. Procedural and administrative matters are those that are not on the agenda of the general meeting and relate to the chairman's duties to maintain the orderly conduct of the meeting or allow the business of the meeting to be properly and effectively dealt with, while affording all shareholders a reasonable opportunity to express their views.

        Pursuant to our amended articles of association the following matters will be subject to ordinary resolution of the shareholders, with Class A ordinary shares and Class B ordinary shares each being entitled to one vote per share: (i) the election of two independent directors nominated by our nominating and corporate governance committee; (ii) any allotment or issuance of any of our shares or securities (in any 12-month period, whether in a single transaction or a series of transactions) equal to 10% or more of our share capital, or 10% or more of our voting power, prior to such allotment or issuance (without regard to any exemption from shareholder approval available under the Nasdaq Stock Market Rules); and (iii) any disposition of all, or 10% or more, of our undertakings or assets, as defined in our amended articles of association.

        Subject to the abovementioned matters at general meetings of shareholders with respect to which Class B ordinary shares are entitled to 20 votes per share, an ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of votes attached to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than 75% of votes cast attached to the ordinary shares. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

        Conversion.    Class B ordinary shares are convertible into Class A ordinary shares. All Class B ordinary shares are subject to automatic conversion into Class A ordinary shares on the same business day as the first to occur of the following: (i) Mr. William Wei Huang, our founder, chairman and chief executive officer, collectively ceasing to have beneficial ownership (as such term is interpreted pursuant to applicable U.S. securities laws and rules, regulations and forms promulgated thereunder by the SEC), in aggregate, of not less than five per cent (5%) of our issued and outstanding share capital on an as-converted basis; (ii) the Foreign Investment Law in the form implemented does not require that our VIE entities as it relates to VIE entities be owned or controlled by PRC nationals or entities; (iii) the PRC law no longer requires the conduct of the businesses carried out, or contemplated to be carried out, by us in the PRC, be owned or controlled by PRC nationals or entities; (iv) the promulgation of the Foreign Investment Law as it relates to VIE entities is abandoned by the relevant authorities in the PRC; or (v) the relevant authorities in the PRC approve our VIE structure without the need for our VIE entities to be controlled by PRC nationals or entities; provided, however, that the Class B ordinary shares shall not be automatically converted upon ceasing to constitute five per cent (5%) of our issued and outstanding share capital on an as-converted basis if 75% of the board of directors resolve that such automatic conversion shall, in their opinion, result in our failing to comply with any applicable foreign ownership restrictions under PRC law. Class B shareholders may elect to convert any or all of their Class B ordinary shares into Class A ordinary shares. Each Class B ordinary share is generally convertible into one Class A ordinary share, or at a conversion rate of 1:1. However, if and when the nominal amount of one Class A ordinary share changes by reason of consolidation or sub-division, the applicable conversion rate of Class B ordinary shares into Class A ordinary shares shall equal the quotient of the revised nominal amount, divided by the former nominal amount, of one Class A ordinary share.

  Transfer of Ordinary Shares.

        Subject to the restrictions contained in our articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors. Class B ordinary shares may not be assigned or transferred in whole or in part by a holder or such holder's affiliate. Class B ordinary shares must be converted into Class A ordinary shares prior to any such assignment or transfer.

        Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share. Our board of directors may also decline to register any transfer of any ordinary share unless:

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  the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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  the instrument of transfer is in respect of only one class of ordinary shares;

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  the instrument of transfer is properly stamped, if required;

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  the ordinary shares transferred are fully paid and free of any lien in favor of us; and

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  any fee related to the transfer has been paid to us; and

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  the transfer is not to more than four joint holders.

        If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

        Liquidation.    On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

        Calls on Ordinary Shares and Forfeiture of Ordinary Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

        Redemption of Ordinary Shares.    Subject to the provisions of the Companies Law and other applicable law, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner, including out of capital, as may be determined by the board of directors.

Variations of Rights of Shares

        If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Law, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without a majority of two-thirds of the vote of all of the shares in that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares

General Meetings of Shareholders

        Shareholders' meetings may be convened by a majority of our board of directors or our chairman. Advance notice of at least ten clear days is required for the convening of our annual general shareholders' meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least two shareholders present or by proxy, representing not less than one-third in nominal value of the total issued voting shares in our company.

        Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company's articles of association. Our memorandum and articles of association allows our Class A shareholders (excluding STT GDC and its controlled affiliates) holding shares representing in aggregate not less than one-third of the issued and outstanding Class A ordinary shares of our company (calculated excluding Class A ordinary shares beneficially owned by STT GDC or its controlled affiliates), to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our memorandum and articles of association does not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. When STT GDC no longer has any director appointment right as described herein, STT GDC will be eligible for the same right to requisition a shareholder meeting described above on the same terms as other Class A ordinary shareholders, where the one-third of the Class A ordinary shares will then be calculated based upon all Class A ordinary shares issued and outstanding. STT GDC and the Class B shareholders also have the right to requisition a general meeting insofar as is necessary to exercise and protect their respective nomination and appointment rights.

Inspection of Books and Records

        Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will in our articles provide our shareholders with the right to inspect our list of shareholders and to receive annual audited financial statements. See "Where You Can Find More Information About Us."

Changes in Capital

        We may from time to time by ordinary resolution:

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  increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

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  consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

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  sub-divide our existing shares, or any of them into shares of a smaller amount; or

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  cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

        We may by special resolution reduce our share capital or any capital redemption reserve in any manner permitted by law.

Certain Enumerated Rights under Our Amended Articles of Association

  Appointment Rights

        Our amended articles of association provide that for so long as STT GDC beneficially owns: not less than 25% of our issued and outstanding share capital, they may appoint three directors to our board of directors, including our vice-chairman; less than 25%, but not less than 15%, of our issued and outstanding share capital, they may appoint two directors to our board of directors, including our vice-chairman; and less than 15%, but not less than 8%, of our issued and outstanding share capital, they may appoint one director to our board of directors, including our vice-chairman, none of which appointments will be subject to a vote by our shareholders. Our amended articles of association also provide that for so long as STT GDC has the right to appoint one or more directors to our board of directors, any change in the total number of directors on our board shall require the approval of the director or directors appointed by STT GDC. The above rights of STT GDC may not be amended without the approval of STT GDC.

        Our amended articles of association further provide that for so long as there are Class B ordinary shares outstanding, if any of the directors nominated by or subject to election by Class B shareholders at 20 votes per share (i) is not elected or (ii) ceases to be a director, then the Class B shareholders may appoint an interim replacement for each such director. As of and after such time as there cease to be any Class B ordinary shares outstanding, and for so long as Mr. William Wei Huang beneficially owns not less than 2% of our then issued share capital, Mr. William Wei Huang may appoint one director (which is intended to be Mr. William Wei Huang) to our board of directors. Such appointments will not be subject to a vote by our shareholders. Any person so appointed shall hold office until the next general meeting of our shareholders and be subject to re-nomination and re-election at such meeting.

  Nomination Rights

        Our amended articles of association also provide that for so long as there are Class B ordinary shares outstanding, the Class B shareholders shall have the right to nominate one less than a simple majority, or five, of our directors, all of whom will be subject to a vote at general meetings of our shareholders and with respect to whom Class B ordinary shares will be entitled to 20 votes per share. If any of the directors nominated by or subject to election by the Class B shareholders at 20 votes per share (i) is not elected or (ii) ceases to be a director, then Mr. Huang may appoint another person to serve in the stead of such director. Any person so appointed shall hold office until the next general meeting of our shareholders and be subject to re-nomination and re-election at such meeting.

Exempted Company

        We are an exempted company with limited liability under the Companies Law of the Cayman Islands. The Companies Law in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

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  an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

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  an exempted company's register of members is not open to inspection;

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  an exempted company does not have to hold an annual general meeting;

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  an exempted company may issue no par value, negotiable or bearer shares;

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  an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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  an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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  an exempted company may register as a limited duration company; and

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  an exempted company may register as a segregated portfolio company.

        "Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. We currently comply with the Nasdaq Stock Market Rules in lieu of following home country practice. The Nasdaq Stock Market Rules require that every company listed on the Nasdaq hold an annual general meeting of shareholders. In addition, our articles of association allow directors to call special meeting of shareholders pursuant to the procedures set forth in our articles.

Differences in Corporate Law

        The Companies Law is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the State of Delaware.

  Mergers and Similar Arrangements.

        A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by a special resolution of the members of each constituent company.

        A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

        The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

        Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

        In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors (representing 75% by value) with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

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  the statutory provisions as to the required majority vote have been met;

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  the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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  the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

        When a take over offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

        If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

  Shareholders' Suits.

        In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

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  a company acts or proposes to act illegally or ultra vires;

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  the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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  those who control the company are perpetrating a "fraud on the minority."

  Indemnification of Directors and Executive Officers and Limitation of Liability.

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and senior executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

  Anti-Takeover Provisions in the Memorandum and Articles of Association.

        Some provisions of our amended articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

        However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company.

  Directors' Fiduciary Duties.

        Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

        As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

  Shareholder Action by Written Consent

        Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law provides that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held. However, our articles of association provides that corporate matters may not be resolved or voted upon without a meeting being held.

  Shareholder Proposals.

        Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

        Neither Cayman Islands law nor our articles of association allow our shareholders to requisition a shareholders' meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders' annual general meetings. However, our articles of association require us to call such meetings every year.

  Cumulative Voting.

        Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder's voting power with respect to electing such director. As permitted under Cayman Islands law, our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

  Removal of Directors.

        Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, directors may be removed only in accordance with the enumerated appointment and nomination rights provided to certain of our shareholders.

  Transactions with Interested Shareholders.

        The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target's outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

        Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

  Dissolution; Winding Up.

        Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

        Under the Companies Law of the Cayman Islands and our articles of association, our company may be dissolved, liquidated or wound up by the vote of holders of two-thirds of our shares voting at a meeting or the unanimous written resolution of all shareholders.

  Variation of Rights of Shares.

        Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

  Amendment of Governing Documents.

        Under the Delaware General Corporation Law, a corporation's governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our memorandum and articles of association may only be amended by special resolution or the unanimous written resolution of all shareholders.

  Rights of Non-Resident or Foreign Shareholders.

        There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

  Directors' Power to Issue Shares.

        Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Receipts

        JPMorgan Chase Bank, N.A., as depositary will issue the ADSs which you will be entitled to receive in this offering. Each ADS will represent an ownership interest a designated number of Class A ordinary shares which we will deposit with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary and yourself as a holder of American depository receipts, or ADRs. In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to you. Unless certificated ADRs are specifically requested by you, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflect your ownership of ADSs.

        The depositary's office is located at 4 New York Plaza, Floor 12, New York, NY, 10004.

        You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

        As an ADR holder, we will not treat you as a shareholder of ours and you will not have any shareholder rights. Cayman Island law governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the Class A ordinary shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement to be entered into among us, the depositary and all registered holders from time to time of ADSs issued under the deposit agreement. The obligations of the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the Class A ordinary shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement and the ADSs are governed by New York law. Under the deposit agreement, as an ADR holder, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

        The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC's Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the attached deposit agreement on the SEC's website at http://www.sec.gov.

Share Dividends and Other Distributions

How will I receive dividends and other distributions on the Class A ordinary shares underlying my ADSs?

        We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

        Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

  •
  Cash.  The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary's and/or its agents' expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

  •
  Shares.  In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such Class A ordinary shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

  •
  Rights to receive additional shares.  In the case of a distribution of rights to subscribe for additional shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

            (i)  sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or

           (ii)  if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse.

  •
  Other Distributions.  In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

        If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

        Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

        The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

        There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth in the "Depositary Receipt Sale and Purchase of Security" section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the Depositary shall be solely responsible for.

Deposit, Withdrawal and Cancellation

How does the depositary issue ADSs?

        The depositary will issue ADSs if you or your broker deposit Class A ordinary shares or evidence of rights to receive Class A ordinary shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance. In the case of the ADSs to be issued under this prospectus, we will arrange with the underwriters named herein to deposit such Class A ordinary shares.

        Class A ordinary shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan Chase Bank, N.A., as depositary for the benefit of holders of ADRs or in such other name as the depositary shall direct.

        The custodian will hold all deposited shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account and to the order of the depositary. ADR holders thus have no direct ownership interest in the Class A ordinary shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited Class A ordinary shares. The deposited Class A ordinary shares and any such additional items are referred to as "deposited securities".

        Upon each deposit of Class A ordinary shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary's direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder's name. An ADR holder can request that the ADSs not be held through the depositary's direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

        When you turn in your ADR certificate at the depositary's office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying Class A ordinary shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian's office. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.

        The depositary may only restrict the withdrawal of deposited securities in connection with:

  •
  temporary delays caused by closing our transfer books or those of the depositary or the deposit of Class A ordinary shares in connection with voting at a shareholders' meeting, or the payment of dividends;

  •
  the payment of fees, taxes and similar charges; or

  •
  compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record Dates

        The depositary may, after consultation with us if practicable, fix record dates for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):

  •
  to receive any distribution on or in respect of shares,

  •
  to give instructions for the exercise of voting rights at a meeting of holders of shares,

  •
  to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

  •
  to receive any notice or to act in respect of other matters,

all subject to the provisions of the deposit agreement.

Voting Rights

How do I vote?

        If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the Class A ordinary shares which underlie your ADSs. Subject to the next sentence, as soon as practicable after receipt from us of notice of any meeting at which the holders of shares are entitled to vote, or of our solicitation of consents or proxies from holders of shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement in respect of such meeting or solicitation of consent or proxy. The depositary shall, if we request in writing in a timely manner (the depositary having no obligation to take any further action if our request shall not have been received by the depositary at least 30 days prior to the date of such vote or meeting) and at our expense and provided no legal prohibitions exist, distribute to the registered ADR holders a notice stating such information as is contained in the voting materials received by the depositary and describing how you may instruct the depositary to exercise the voting rights for the Class A ordinary shares which underlie your ADSs, including instructions for giving a discretionary proxy to a person designated by us. For instructions to be valid, the depositary must receive them in the manner and on or before the date specified. The depositary will try, as far as is practical, subject to the provisions of and governing the underlying Class A ordinary shares or other deposited securities, to vote or to have its agents vote the Class A ordinary shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. Holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. Voting instructions will not be deemed to be received until such time as the ADR department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

        We have advised the depositary that under the Cayman Islands law and our constituent documents, each as in effect as of the date of the deposit agreement, voting at any meeting of shareholders is by show of hands unless a poll is (before or on the declaration of the results of the show of hands) demanded. In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with our constituent documents, the depositary will refrain from voting and the voting instructions received by the depositary from holders shall lapse. The depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by holders of ADSs. There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications

Will ADR holders be able to view our reports?

        The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.

        Additionally, if we make any written communications generally available to holders of our Class A ordinary shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.

Fees and Expenses

        The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of Class A ordinary shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADRs are cancelled or reduced for any other reason, $5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

        The following additional charges shall be incurred by the ADR holders, by any party depositing or withdrawing Class A ordinary shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:

  •
  a fee of U.S.$1.50 per ADR or ADRs for transfers of certificated or direct registration ADRs;

  •
  a fee of up to U.S.$0.05 per ADS for any cash distribution made pursuant to the deposit agreement;

  •
  an aggregate fee of up to U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

  •
  a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Class A ordinary shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary's or its custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such holders or by deducting such charge from one or more cash dividends or other cash distributions);

  •
  a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the $0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

  •
  stock transfer or other taxes and other governmental charges;

  •
  cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of Class A ordinary shares, ADRs or deposited securities;

  •
  transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities;

  •
  in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion; and

  •
  fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

        JPMorgan Chase Bank, N.A. and/or its agent may act as principal for such conversion of foreign currency. For further details see https://www.adr.com.

        We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The charges described above may be amended from time to time by agreement between us and the depositary.

        The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing Class A ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.

Payment of Taxes

        If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, including, without limitation, any Chinese Enterprise Income Tax owing if the Circular Guoshuifa [2009] No. 82 issued by the Chinese State Administration of Taxation (SAT) or any other circular, edict, order or ruling, as issued and as from time to time amended, is applied or otherwise, such tax or other governmental charge shall be paid by the holder thereof to the depositary and by holding or having held an ADR the holder and all prior holders thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect thereof. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto.

        By holding an ADR or an interest therein, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Reclassifications, Recapitalizations and Mergers

        If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:

  (1)
  amend the form of ADR;

  (2)
  distribute additional or amended ADRs;

  (3)
  distribute cash, securities or other property it has received in connection with such actions;

  (4)
  sell any securities or property received and distribute the proceeds as cash; or

  (5)
  none of the above.

        If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

        We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment and to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

How may the deposit agreement be terminated?

        The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 120th day after our notice of removal was first provided to the depositary. After the date so fixed for termination, (a) all direct registration ADRs shall cease to be eligible for the direct registration system and shall be considered ADRs issued on the ADR register maintained by the depositary and (b) the depositary shall use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be a registered holder of ADRs. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a registered holder of ADRs, the depositary shall (a) instruct its custodian to deliver all Class A ordinary shares to us along with a general stock power that refers to the names set forth on the ADR register maintained by the depositary and (b) provide us with a copy of the ADR register maintained by the depositary. Upon receipt of such Class A ordinary shares and the ADR register maintained by the depositary, we have agreed to use our best efforts to issue to each registered holder a Share certificate representing the Shares represented by the ADSs reflected on the ADR register maintained by the depositary in such registered holder's name and to deliver such Share certificate to the registered holder at the address set forth on the ADR register maintained by the depositary. After providing such instruction to the custodian and delivering a copy of the ADR register to us, the depositary and its agents will perform no further acts under the deposit agreement or the ADRs and shall cease to have any obligations under the deposit agreement and/or the ADRs.

Limitations on Obligations and Liability to ADR Holders

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs

        Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:

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  payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Class A ordinary shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

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  the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

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  compliance with such regulations as the depositary may establish consistent with the deposit agreement.

        The issuance of ADRs, the acceptance of deposits of Class A ordinary shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of Class A ordinary shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw Class A ordinary shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of Class A ordinary shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.

        The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and our respective agents, provided, however, that no disclaimer of liability under the Securities Act is intended by any of the limitations of liabilities provisions of the deposit agreement. In the deposit agreement it provides that neither we nor the depositary nor any such agent will be liable if:

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  any present or future law, rule, regulation, fiat, order or decree of the United States, the Cayman Islands, the People's Republic of China (including the Hong Kong Special Administrative Region, the People's Republic of China) or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond our, the depositary's or our respective agents' direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

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  it exercises or fails to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

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  it performs its obligations under the deposit agreement and ADRs without gross negligence or willful misconduct;

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  it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting Class A ordinary shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

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  it relies upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

        Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that the custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

        The depositary has no obligation to inform ADR holders or other holders of an interest in any ADSs about the requirements of Cayman Islands or People's Republic of China law, rules or regulations or any changes therein or thereto.

        Additionally, none of us, the depositary or the custodian shall be liable for the failure by any registered holder of ADRs or beneficial owner therein to obtain the benefits of credits on the basis of non-U.S. tax paid against such holder's or beneficial owner's income tax liability. Neither we nor the depositary shall incur any liability for any tax consequences that may be incurred by registered holders or beneficial owners on account of their ownership of ADRs or ADSs.

        Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary. Neither the depositary nor any of its agents shall be liable to registered holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

        In the deposit agreement each party thereto (including, for avoidance of doubt, each holder and beneficial owner and/or holder of interests in ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the Class A ordinary shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory).

        The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADRs.

Disclosure of Interest in ADSs

        To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of shares and, by holding an ADS or an interest therein, you will be agreeing to comply with such instructions.

Books of Depositary

        The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary's direct registration system. Registered holders of ADRs may inspect such records at the depositary's office at all reasonable times, but solely for the purpose of communicating with other holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed at any time or from time to time, when deemed expedient by the depositary.

        The depositary will maintain facilities for the delivery and receipt of ADRs.

Pre-release of ADSs

        In its capacity as depositary, the depositary shall not lend shares or ADSs; provided, however, that the depositary may (i) issue ADSs prior to the receipt of Class A ordinary shares and (ii) deliver Class A ordinary shares prior to the receipt of ADSs for withdrawal of deposited securities, including ADSs which were issued under (i) above but for which shares may not have been received (each such transaction a "pre-release"). The depositary may receive ADSs in lieu of Class A ordinary shares under (i) above (which ADSs will promptly be canceled by the depositary upon receipt by the depositary) and receive Class A ordinary shares in lieu of ADSs under (ii) above. Each such pre-release will be subject to a written agreement whereby the person or entity (the "applicant") to whom ADSs or Class A ordinary shares are to be delivered (a) represents that at the time of the pre-release the applicant or its customer owns the Class A ordinary shares or ADSs that are to be delivered by the applicant under such pre-release, (b) agrees to indicate the depositary as owner of such Class A ordinary shares or ADSs in its records and to hold such Class A ordinary shares or ADSs in trust for the depositary until such Class A ordinary shares or ADSs are delivered to the depositary or the custodian, (c) unconditionally guarantees to deliver to the depositary or the custodian, as applicable, such Class A ordinary shares or ADSs, and (d) agrees to any additional restrictions or requirements that the depositary deems appropriate. Each such pre-release will be at all times fully collateralized with cash, U.S. government securities or such other collateral as the depositary deems appropriate, terminable by the depositary on not more than five (5) business days' notice and subject to such further indemnities and credit regulations as the depositary deems appropriate. The depositary will normally limit the number of ADSs and Class A ordinary shares involved in such pre-release at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The depositary may also set limits with respect to the number of ADSs and Class A ordinary shares involved in pre-release with any one person on a case-by-case basis as it deems appropriate. The depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided in connection with pre-release transactions, but not the earnings thereon, shall be held for the benefit of the ADR holders (other than the applicant).

Appointment

        In the deposit agreement, each registered holder of ADRs and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

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  be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs, and

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  appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Governing Law

        The deposit agreement and the ADRs shall be governed by and construed in accordance with the laws of the State of New York. In the deposit agreement, we have submitted to the jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf. Notwithstanding the foregoing, (i) any action based on the deposit agreement or the transactions contemplated thereby may be instituted by the depositary in any competent court in the Cayman Islands, Hong Kong, the People's Republic of China and/or the United States, (ii) the depositary may, in its sole discretion, elect to institute any action, controversy, claim or dispute directly or indirectly based on, arising out of or relating to the deposit agreement or the ADRs or the transactions contemplated thereby, including without limitation any question regarding its or their existence, validity, interpretation, performance or termination, against any other party or parties to the deposit agreement (including, without limitation, against ADR holders and owners of interests in ADSs), by having the matter referred to and finally resolved by an arbitration conducted under the terms described below, and (iii) the depositary may in its sole discretion require that any action, controversy, claim, dispute, legal suit or proceeding brought against the depositary by any party or parties to the deposit agreement (including, without limitation, by ADR holders and owners of interests in ADSs) shall be referred to and finally settled by an arbitration conducted under the terms described below. Any such arbitration shall be conducted in the English language either in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association or in Hong Kong following the arbitration rules of the United Nations Commission on International Trade Law (UNCITRAL).

        By holding an ADS or an interest therein, registered holders of ADRs and owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

ENFORCEABILITY OF CIVIL LIABILITIES

        We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

        Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. In addition, most of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us and our officers and directors.

        We have appointed Law Debenture Corporate Services Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

        Conyers Dill & Pearman, our counsel as to Cayman Islands law, and King & Wood Mallesons, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States and (2) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        Conyers Dill & Pearman has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under the civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands. Conyers Dill & Pearman has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

        In addition, Conyers Dill & Pearman has advised us that there is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the Cayman Islands will generally recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment; (ii) such courts did not contravene the rules of natural justice of the Cayman Islands; (iii) such judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands.

        King & Wood Mallesons has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. King & Wood Mallesons has advised us further that under PRC law, a foreign judgment, which does not otherwise violate basic legal principles, state sovereignty, safety or social public interest, may be recognized and enforced by a PRC court, based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. As there exists no treaty or other form of reciprocal arrangement between China and the United States governing the recognition and enforcement of judgments as of the date of this registration statement, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty on whether and on what basis a PRC court will recognize or enforce a judgment ruled by a United States court.

 TAXATION

        Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

 SELLING SHAREHOLDERS

        Selling shareholders to be named in a prospectus supplement may, from time to time, offer and sell some or all of the shares of our Class A ordinary shares or ADSs held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell shares of our Class A ordinary shares or ADSs held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See "Plan of Distribution." Such selling shareholders may also sell, transfer or otherwise dispose of some or all of our Class A ordinary shares held by them in transactions exempt from the registration requirements of the Securities Act.

        We will provide you with a prospectus supplement, which will set forth the name of each selling shareholder, the number of shares of our ordinary shares beneficially owned by such selling shareholder and the number of our Class A ordinary shares or ADSs they are offering. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

        We and the selling shareholders may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information, if applicable:

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  the terms of the offering;

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  the names of any underwriters, dealers or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price of the securities;

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  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any offering price to the public;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any commissions paid to agents.

Sale through underwriters or dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

        If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

        We and the selling shareholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us and the selling shareholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We and the selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

        If the prospectus supplement indicates, we or the selling shareholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

        Unless the applicable prospectus supplement states otherwise or the shares are offered by the selling shareholders, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we and the selling shareholders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

        We, the selling shareholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us, the selling shareholders or others (or, in the case of derivatives, securities received from us or the selling shareholders in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

        We and the selling shareholders may also make sales through the Internet or through other electronic means. Since we and the selling shareholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

        Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

        Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

        Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        We are being represented by Simpson Thacher & Bartlett LLP with respect to certain legal matters of United States federal securities and New York state law. Certain legal matters of United States federal securities and New York state law in connection with this offering will be passed upon for the underwriters by a law firm or firms named in the applicable prospectus supplement. The validity of the securities offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by King & Wood Mallesons and for the underwriters by a law firm or firms named in the applicable prospectus supplement. Simpson Thacher & Bartlett LLP and Conyers Dill & Pearman may rely upon King & Wood Mallesons with respect to matters governed by PRC law.

 EXPERTS

        The consolidated financial statements of GDS Holdings Limited as of December 31, 2015 and 2016, and for each of the years in the three-year period ended December 31, 2016, have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The office of KPMG Huazhen LLP is located at 25th Floor, Tower II, Plaza 66, 1266 Nanjing West Road, Shanghai, People's Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings may also be obtained over the Internet at the SEC's website at www.sec.gov.

        Our main website is www.gds-services.com, and the information contained on this website is not a part of this prospectus. Our agent for service of process in the United States is Law Debenture Corporate Services Inc. located at 801 2nd Avenue, Suite 403, New York, NY 10017.

        This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2016, originally filed with the SEC on April 19, 2017;

  •
  our current report on Form 6-K furnished to the SEC on January 23, 2018, including exhibits thereto;

  •
  the description of the securities contained in our registration statement on Form 8-A filed on October 20, 2016 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

  •
  any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

  •
  any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

        Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

GDS Holdings Limited
2/F, Tower 2, Youyou Century Place
428 South Yanggao Road
Pudong, Shanghai 200127
People's Republic of China
+86-21-2033-0303

        You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.